UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant ☒                            Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

J.B. HUNT TRANSPORT SERVICES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

J.B. HUNT TRANSPORT SERVICES, INC.

615 J.B. Hunt Corporate Drive

Lowell, Arkansas 72745

479-820-0000

Internet Site: www.jbhunt.com

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on April 30, 2009

The Annual Meeting of Stockholders of J.B. Hunt Transport Services, Inc. (the “Company”) will be held on April 30, 2009, at 10 a.m. (CDT) at the Company’s headquarters, located at 615 J.B. Hunt Corporate Drive, Lowell, Arkansas, for the following purposes:

(1)	To elect three (3) Class II Directors for a term of one (1) year

(2)	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the 2009 calendar year

(3)	To transact such other business as may properly come before the annual meeting or any adjournments thereof

Only stockholders of record on February 20, 2009 will be entitled to vote at the meeting or any adjournments thereof. The stock transfer books will not be closed.

The 2008 Annual Report to Stockholders is included in this publication.

By Order of the Board of Directors

DAVID G. MEE

Corporate Secretary

Lowell, Arkansas

March 20, 2009

YOUR VOTE IS IMPORTANT

PLEASE EXECUTE YOUR PROXY WITHOUT DELAY

J.B. HUNT TRANSPORT SERVICES, INC.

615 J.B. Hunt Corporate Drive

Lowell, Arkansas 72745

479-820-0000

Internet Site: www.jbhunt.com

PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation of proxies by J.B. Hunt Transport Services, Inc. (the “Company”), on behalf of its Board of Directors (the “Board”), for the 2009 Annual Meeting of Stockholders (the “Annual Meeting”). The Proxy Statement and the related proxy card are being distributed on or about March 20, 2009.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF

PROXY MATERIALS FOR THE STOCKHOLDERS’ MEETING

TO BE HELD ON APRIL 30, 2009

This Proxy Statement and our 2008 Annual Report to Stockholders, which includes our Annual Report on Form 10-K, are available at www.jbhunt.com.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND

THE ANNUAL MEETING

When And Where Is The Annual Meeting?

Date:	Thursday, April 30, 2009
Time:	10 a.m., Central Daylight Time
Location:	J.B. Hunt Transport Services, Inc.
Corporate Offices
First Floor Auditorium
615 J.B. Hunt Corporate Drive
Lowell, Arkansas 72745

What Matters Will Be Voted Upon At The Annual Meeting?

At the annual meeting, you will be asked to:

•

Consider and vote upon a proposal to elect nominees Sharilyn S. Gasaway, Coleman H. Peterson and James L. Robo as Class II directors to hold office for a term of one year, expiring at the close of the Annual Meeting of Stockholders in 2010.

•	Consider and vote upon a proposal to ratify the appointment of Ernst & Young LLP (“E&Y”) as the Company’s independent registered public accounting firm for the 2009 calendar year.

•	Transact such other business as may properly come before the annual meeting or any adjournments thereof.

What Constitutes A Quorum?

The presence, either in person or by proxy, of the holders of at least a majority of our issued and outstanding shares of common stock entitled to vote is required to constitute a quorum for the transaction of business at the annual meeting. Abstentions and broker non-votes, which are described in more detail below, are counted as shares present at the annual meeting for purposes of determining whether a quorum exists.

Who Is Entitled To Vote?

Only stockholders of record of the Company’s common stock at the close of business on Friday, February 20, 2009, which is the “record date,” are entitled to notice of, and to vote at, the annual meeting. Shares that may be voted include shares that are held:

(1)	directly by the stockholder of record, and
(2)	beneficially through a broker, bank or other nominee.

Each share of our common stock will be entitled to one vote on all matters submitted for a vote at the annual meeting.

As of the record date, there were 126,091,815 shares of our common stock issued and outstanding and entitled to be voted at the annual meeting.

What Is The Difference Between Holding Shares As A “Registered Owner” And A “Beneficial Owner”?

Most of the Company’s stockholders hold their shares through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between registered shares and those owned beneficially:

•

Registered Owners – If your shares are registered directly in your name with our transfer agent, Computershare Trust Company N.A., you are, with respect to those shares, the stockholder of record. As the stockholder of record, you have the right to grant your voting proxy directly to the Company or to vote in person at the annual meeting.

•

Beneficial Owners – If your shares are held in a brokerage account, bank or by another nominee, you are, with respect to those shares, the “beneficial owner” of shares held in street name. As the beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote or to vote in person at the annual meeting. However, since you are not a stockholder of record, you may not vote these shares in person at the annual meeting unless you obtain a “legal proxy” from your broker, bank or other nominee (who is the stockholder of record) giving you the right to vote the shares.

What Stockholder Approval Is Necessary For Approval Of The Proposals?

•	Election of Directors

The election of directors requires the affirmative vote of a plurality of the shares of our common stock cast at the annual meeting. This means that the three Class II director nominees receiving the most votes will be elected. For purposes of this vote, a failure to vote, a vote to abstain or withholding your vote (or a direction to your broker to do so) are not counted as votes cast and, therefore, will have no effect on the outcome of the election of directors.

•	Ratification of the Appointment of the Company’s Independent Registered Public Accounting Firm

The ratification of the Audit Committee’s appointment of E&Y as the Company’s independent registered public accounting firm requires the affirmative vote of a majority of the shares of our common stock cast at the annual meeting. For purposes of this vote, a failure to vote, a vote to abstain or withholding your vote (or a direction to your broker to do so) are not counted as votes cast and, therefore, will have no effect on the outcome of this vote. Stockholder ratification is not required for the appointment of the Company’s independent registered public accounting firm. However, we are submitting the proposal to solicit the opinion of our stockholders.

As of the record date, directors and executive officers of the Company beneficially owned as an aggregate 6,739,309 shares of common stock representing 5.34% of our common stock issued and outstanding and, therefore, 5.34% of the voting power entitled to vote at the annual meeting. The Company believes that its directors and executive officers currently intend to vote their shares in favor of the election of the Class II director nominees and in favor of the ratification of E&Y as the Company’s independent registered public accounting firm.

May I Vote My Shares In Person At The Annual Meeting?

If you are the registered owner of shares of the Company’s common stock on the record date, you have the right to vote your shares in person at the annual meeting.

If you are the beneficial owner of shares of the Company’s common stock on the record date, you may vote these shares in person at the annual meeting if you have requested a legal proxy from your broker, bank or other nominee (the stockholder of record) giving you the right to vote the shares at the annual meeting, complete such legal proxy and present it to the Company at the annual meeting.

Even if you plan to attend the annual meeting, we recommend that you submit your proxy card or voting instructions so that your vote will be counted if you later decide not to attend the annual meeting.

How Can I Vote My Shares Without Attending The Annual Meeting?

If you are a registered owner, you may instruct the named proxy holders on how to vote your shares by completing, signing, dating and returning the enclosed proxy card in the postage-paid envelope provided with this Proxy Statement, or by using the Internet voting site or the toll-free telephone number listed on the proxy card. Specific instructions for using the Internet and telephone voting systems are on the proxy card. The Internet and telephone voting systems will be available until 11:59 p.m. Central Daylight Time on Wednesday, April 29, 2009 (the day before the annual meeting).

If you are the beneficial owner of shares held in street name, you may instruct your broker, bank or other nominee on how to vote your shares. Your broker, bank or other nominee has enclosed with this Proxy Statement a voting instruction card for you to use in directing your nominee on how to vote your shares. The instructions from your nominee will indicate if Internet or telephone voting is available and, if so, will provide details regarding how to use those systems.

If My Shares Are Held In “Street Name,” Will My Broker, Bank Or Other Nominee Vote My Shares For Me?

Brokers, banks and other nominees who do not have instructions from their “street name” customers may not use their discretion in voting their customers’ shares on “non-routine” matters. The proposals to elect the director nominees and ratify the appointment of E&Y as the Company’s independent registered public accounting firm are considered routine matters and, therefore, if beneficial owners fail to give voting instructions, brokers, banks and other nominees will have the discretionary authority to vote shares of our common stock with respect to these proposals. You should follow the directions provided by your nominee regarding instructions on how to vote your shares.

What Is A Broker Non-Vote?

Generally, a “broker non-vote” occurs when a broker, bank or other nominee that holds shares in “street name” for a customer is precluded from exercising voting discretion on a particular proposal because:

(1)	the beneficial owner has not instructed the nominee on how to vote, and
(2)	the nominee lacks discretionary voting power to vote such issues.

Under the rules of NASDAQ, a nominee does not have discretionary voting power with respect to the approval of “non-routine” matters absent specific voting instructions from the beneficial owners of such shares.

How Will My Proxy Be Voted?

Shares represented by a properly executed proxy (in paper form, by Internet or by telephone) that is timely received, and not subsequently revoked, will be voted at the annual meeting or any adjournment or postponement thereof in the manner directed on the proxy. Wayne Garrison and Kirk Thompson are named as proxies in the proxy form and have been designated by the Board as the directors’ proxies to represent you and vote your shares at the annual meeting. All shares represented by a properly executed proxy on which no choice is specified will be voted:

(1)	FOR the election of the nominees for director named in this Proxy Statement,
(2)	FOR the ratification of the appointment of E&Y as the Company’s independent registered public accounting firm for the 2009 calendar year, and
(3)	in accordance with the proxy holders’ best judgment as to any other business that properly comes before the annual meeting.

This Proxy Statement is considered to be voting instructions for the trustees of the J.B. Hunt Transport Services, Inc. Employee Retirement Plan for our common stock allocated to individual accounts under this plan. If account information is the same, participants in the plan (who are stockholders of record) will receive a single proxy representing all of their shares. If a plan participant does not submit a proxy to us, the trustees of the plan in which shares are allocated to his or her individual account will vote such shares in the same proportion as the total shares in such plan for which directions have been received.

May I Revoke My Proxy And Change My Vote?

Yes. You may revoke your proxy and change your vote at any time prior to the vote at the annual meeting.

If you are the registered owner, you may revoke your proxy and change your vote by:

(1)	submitting a new proxy bearing a later date (which automatically revokes the earlier proxy),
(2)	giving notice of your changed vote to us in writing mailed to the attention of David Mee, Corporate Secretary, at our executive offices, or
(3)	attending the annual meeting and giving oral notice of your intention to vote in person.

You should be aware that simply attending the annual meeting will not in and of itself constitute a revocation of your proxy.

Who Will Pay The Costs Of Soliciting Proxies?

Proxies will be solicited initially by mail. Further solicitation may be made in person or by telephone, electronic mail or facsimile. The Company will bear the expense of preparing, printing and mailing this Proxy Statement and accompanying materials to our stockholders. Upon request, the Company will reimburse brokers, banks and other nominees for reasonable expenses incurred in forwarding copies of the proxy materials relating to the annual meeting to the beneficial owners of our common stock.

The Company has retained Broadridge, an independent proxy solicitation firm, to assist in soliciting proxies from stockholders. Broadridge will receive a fee of approximately $40,000 as compensation for its services and will be reimbursed for its out-of-pocket expenses. The fee amount is not contingent on the number of stockholder votes cast in favor of any proposals, and Broadridge is prohibited from making any recommendation to our stockholders to either accept or reject any proposal or otherwise express an opinion concerning a proposal.

What Other Business Will Be Presented At The Annual Meeting?

As of the date of this Proxy Statement, the Board knows of no other business that may properly be, or is likely to be, brought before the annual meeting. If any other matters should arise at the annual meeting, the persons named as proxy holders, Wayne Garrison and Kirk Thompson, will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If, for any unforeseen reason, any of the Class II director nominees are not available to serve as a director, the named proxy holders will vote your proxy for such other director candidate or candidates as may be nominated by the Board.

What Is The Deadline For Stockholder Proposals For The 2010 Annual Meeting?

In order for a stockholder proposal to be eligible to be included in the Company’s Proxy Statement and proxy card for the 2010 Annual Meeting of Stockholders, the proposal:

(1)	must be received by the Company at its executive offices, 615 J.B. Hunt Corporate Drive, Lowell, Arkansas 72745, Attention: Corporate Secretary on or before November 20, 2009, and
(2)	must concern a matter that may be properly considered and acted upon at the annual meeting in accordance with applicable laws, regulations and the Company’s Bylaws and policies, and must otherwise comply with Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Where Can I Find The Voting Results Of The Annual Meeting?

The Company will publish final voting results of the annual meeting in its quarterly report on Form 10-Q for the second quarter of the 2009 calendar year.

What Should I Do If I Receive More Than One Set Of Voting Materials?

You may receive more than one set of voting materials, including multiple copies of this Proxy Statement and multiple proxy or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account. If you are a registered owner and your shares are registered in more than one name, you will receive more than one proxy card. Please vote each proxy and instruction card that you receive.

What Is Householding?

In an effort to reduce printing costs and postage fees, the Company has adopted a practice approved by the Securities and Exchange Commission (the “SEC”) called “householding.” Under this practice, certain stockholders who have the same address and last name will receive only one copy of this Proxy Statement and the Company’s annual report, unless one or more of these stockholders notifies the Company that he or she wishes to continue receiving individual copies. Stockholders who participate in householding will continue to receive separate proxy cards.

If you share an address with another stockholder and received only one copy of this Proxy Statement and the Company’s annual report and would like to request a separate copy of these materials, or if you do not wish to participate in householding in the future, please:

(1)	mail such request to J.B. Hunt Transport Services, Inc., Attention: Corporate Secretary, 615 J.B. Hunt Corporate Drive, Lowell, Arkansas 72745, or
(2)	contact the Corporate Secretary toll-free at 800-643-3622.

Similarly, you may also contact the Company if you received multiple copies of the Company’s proxy materials and would prefer to receive a single copy in the future.

What Do I Need To Do Now?

First, read this Proxy Statement carefully. Then, if you are a registered owner, you should, as soon as possible, submit your proxy by executing and returning the proxy card or by voting electronically via the Internet or by telephone. If you are the beneficial owner of shares held in street name, then you should follow the voting instructions of your broker, bank or other nominee. Your shares will be voted in accordance with the directions you specify. If you submit an executed proxy card to the Company, but fail to specify voting directions, your shares will be voted:

(1)	FOR the approval of the director nominees, and
(2)	FOR the ratification of E&Y as the Company’s independent registered public accounting firm for the 2009 calendar year.

Who Can Help Answer My Questions?

If you have questions concerning a proposal or the annual meeting, if you would like additional copies of this Proxy Statement, or if you need directions to or special assistance at the annual meeting, please call the Corporate Secretary toll-free at 800-643-3622. In addition, information regarding the annual meeting is available via the Internet at our website www.jbhunt.com.

YOU SHOULD CAREFULLY READ THIS PROXY STATEMENT IN ITS ENTIRETY

The summary information provided above in the question-and-answer format is for your convenience only and is merely a brief description of material information contained in this Proxy Statement.

YOUR VOTE IS IMPORTANT

IF YOU ARE A REGISTERED OWNER, YOU MAY VOTE BY INTERNET, TELEPHONE,

OR BY FILLING IN, SIGNING AND DATING

THE ENCLOSED PROXY CARD AND RETURNING IT TO US

IN THE ACCOMPANYING ENVELOPE AS PROMPTLY AS POSSIBLE

IF YOU ARE A BENEFICIAL OWNER, PLEASE FOLLOW THE VOTING INSTRUCTIONS OF YOUR BROKER, BANK OR OTHER NOMINEE

AS PROVIDED WITH THIS PROXY STATEMENT AS PROMPTLY AS POSSIBLE

PROPOSALS TO BE VOTED AT THE ANNUAL MEETING

PROPOSAL NUMBER ONE

ELECTION OF DIRECTORS

Our Board nominates Sharilyn S. Gasaway, Coleman H. Peterson and James L. Robo as Class II directors, to hold office for a term of one year, expiring at the close of the 2010 Annual Meeting of Stockholders or until their successors are elected and qualified or until their earlier resignation or removal. The Board believes these incumbent directors standing for re-election are well-qualified and experienced to direct and manage the Company’s operations and business affairs and will represent the interests of the stockholders as a whole. Biographical information on each of these nominees is set forth below in “Nominees for Director.”

If any director nominee becomes unavailable for election, which is not anticipated, the named proxies will vote for the election of such other person as the Board may nominate, unless the Board resolves to reduce the number of Class II directors to serve on the Board and thereby reduce the number of directors to be elected at the annual meeting.

THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE

FOR

EACH OF THE DIRECTOR NOMINEES LISTED HEREIN

INFORMATION ABOUT THE BOARD

The Board is currently divided into three classes. The term of office of directors in each class expires at the annual meeting held on the following dates:

Class	Year Term Expires
Class I	2011
Class II	2010
Class III	2010

OTHER INFORMATION YOU NEED TO MAKE AN INFORMED DECISION

DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY

Number of Directors and Term of Directors and Executive Officers

The Company’s Bylaws provide that the number of directors shall not be less than three or more than 12, with the exact number to be fixed by the Board.

At its regularly scheduled meeting on January 31, 2008, the Board, upon recommendation of the Corporate Governance Committee, decided to declassify its Board. On February 27, 2008, the Board amended the Bylaws to provide for the annual election of directors beginning in 2009. The result is as follows:

•	Class I director nominees elected at the 2008 annual meeting will serve a term of three years. Their term will expire in 2011.
•	Class II director nominees elected in 2009 will serve a term of one year. Their term will expire in 2010.
•	Class II and Class III nominees elected in 2010 will serve a term of one year. Their term will expire in 2011.
•	In 2011, and going forward, all director nominees will serve a one-year term and will stand for re-election each year.

The stockholders of the Company elect successors for directors whose terms have expired at the Company’s annual meeting. The Board elects members to fill new membership positions and vacancies in unexpired terms on the Board. In the amendment to the Bylaws adopted February 27, 2008, the Board included in its existing policy that no director will be eligible to stand for re-election or be elected to a vacancy once he or she has reached 72 years of age. Executive officers are elected by the Board and hold office until their successors are elected and qualified or until the earlier of their death, retirement, resignation or removal.

Directors and Executive Officers

The names of the Company’s directors and executive officers as of February 20, 2009, and their respective ages and positions are as follows:

Name	Age	Position
Paul R. Bergant	62	Executive Vice President, Chief Marketing Officer and President, Intermodal
David N. Chelette	45	Vice President and Treasurer
Donald G. Cope	58	Sr. Vice President, Finance, Controller and Chief Accounting Officer
Wayne Garrison	56	Chairman of the Board; Class III Director
Sharilyn S. Gasaway	40	Class II Director
Gary C. George	58	Class III Director
Craig Harper	51	Executive Vice President, Operations and Chief Operations Officer
Bryan Hunt	50	Class III Director
Terrence D. Matthews	50	Executive Vice President, Sales and Marketing
David G. Mee	48	Sr. Vice President, Tax and Risk Management and Corporate Secretary
Kay J. Palmer	45	Executive Vice President and Chief Information Officer
Coleman H. Peterson	60	Class II Director
Bob D. Ralston	62	Executive Vice President, Equipment and Properties
John N. Roberts III	44	Executive Vice President and President, Dedicated Contract Services
James L. Robo	46	Class II Director
Shelley Simpson	37	Sr. Vice President and President, Integrated Capacity Solutions
Kirk Thompson	55	President and Chief Executive Officer; Class I Director
Leland Tollett	72	Class I Director
Jerry W. Walton	62	Executive Vice President, Finance and Administration and Chief Financial Officer
John A. White	69	Class I Director

NOMINEES FOR DIRECTOR

CLASS II – TERM EXPIRES 2010

Sharilyn S. Gasaway
Mrs. Gasaway, 40, was elected to the Board at its regularly scheduled meeting on February 5, 2009. She is a member of the Audit and the Nominating and Corporate Governance committees. Most recently she served as the Executive Vice President and Chief Financial Officer of Alltel Corp., the Little Rock, Arkansas-based Fortune 500 wireless carrier. She was part of the executive team that spearheaded publicly traded Alltel’s transition through the largest private equity buyout in the telecom sector and has been an integral part of the successful combination of Alltel and Verizon. Joining Alltel in 1999, she served as director of general accounting, controller and vice president of accounting and finance. Prior to joining Alltel, she worked for eight years at Arthur Andersen LLC. She has a Bachelor of Science degree in accounting from Louisiana Tech University and is a Certified Public Accountant. She currently serves as a Board and Audit Committee member of the American Red Cross of Greater Arkansas and on the Louisiana Tech University College of Business Advisory Board.

Coleman H. Peterson
Mr. Peterson, 60, was elected to the Board in 2004. He is chairman of the Executive Compensation Committee and a member of the Nominating and Corporate Governance Committee. Mr. Peterson is the President and CEO of Hollis Enterprises LLC, a human resources consulting firm founded in 2004. He retired from Wal-Mart Stores, Inc. as its Executive Vice President of the People Division. During his tenure, Mr. Peterson was responsible for recruitment, retention and development of the world’s largest corporate work force. Prior to his experience with Wal-Mart, Mr. Peterson spent 16 years with Venture Stores, with his last position as Senior Vice President of Human Resources. He holds master’s and bachelor’s degrees from Loyola University of Chicago. He serves as a member of the Board and chairs the Compensation Committee of Build-A-Bear Workshop. Locally, he serves as Chairman of the Board of Trustees for Northwest Arkansas Community College.

James L. Robo
Mr. Robo, 46, was elected to the Board in 2002. He is chairman of the Nominating and Corporate Governance Committee and a member of the Audit Committee. Mr. Robo is President and Chief Operating Officer of FPL Group. He served as President of NextEra Energy Resources (formerly FPL Energy) until December 2006 and Vice President of Corporate Development and Strategy of FPL Group until July 2002. FPL Group is a U.S. electric company whose two main subsidiaries are Florida Power & Light and NextEra Energy Resources. Prior to joining FPL Group in 2002, Mr. Robo spent 10 years at General Electric Company. He served as President and Chief Executive Officer of GE Mexico from 1997-1999 and was President and Chief Executive Officer of the GE Capital TIP/Modular Space division from 1999 until February 2002. From 1984 through 1992, Mr. Robo worked for Mercer Management Consulting. He received a BA Summa Cum Laude from Harvard College and an MBA from Harvard Business School, where he was a Baker Scholar.

REMAINING MEMBERS OF THE CURRENT BOARD

The remaining members of the current Board, their experience and qualifications as Board members, the class in which they serve, and the expiration of their terms are as follows:

CLASS III – TERM EXPIRES 2010

Wayne Garrison
Mr. Garrison, 56, was elected to the Board in 1981. He is Chairman of the Board of the Company and has held this title since 1995. Joining the Company in 1976 as Plant Manager, he has also served the Company as Vice President of Finance in 1978, Executive Vice President of Finance in 1979, President in 1982, Chief Executive Officer in 1987 and Vice Chairman of the Board from January 1986 until May 1991.

Gary C. George
Mr. George, 58, was elected to the Board in 2006. He is a member of the Executive Compensation and the Nominating and Corporate Governance committees. Mr. George is Vice Chairman and Chief Executive Officer of George’s, Inc., a private, fully integrated poultry company in northwest Arkansas. He is a graduate of the University of Arkansas with a degree in business administration and served on the Board of Trustees for the University of Arkansas from 1995 through 2005. He also served on the Board of First National Bank of Springdale until 2003. He is presently serving as the Chairman of the Board of Legacy National Bank in Springdale, Arkansas.

Bryan Hunt
Mr. Hunt, 50, was elected to the Board in 1991. He is Chairman of the Board of Global Dealer Group, a private company with operations in motor vehicle sales and service in Arkansas, Missouri, Mississippi and Oklahoma. He also serves as Chairman of the Board of Best Buy Here Pay Here of Arkansas, a private company with used-car operations in Arkansas, Missouri and Oklahoma. Additionally, he serves as Chairman of the Board of Progressive Car Finance, a private company that provides subprime financing for automobile dealers. Mr. Hunt is the son of Johnelle Hunt.

CLASS I – TERM EXPIRES 2011

Kirk Thompson
Mr. Thompson, 55, was elected to the Board in 1985. He is President and Chief Executive Officer of the Company. Mr. Thompson, a certified public accountant, joined the Company in 1973. He served as Vice President of Finance from 1979 until 1984, Executive Vice President and Chief Financial Officer until 1985, and President and Chief Operating Officer from 1986 until 1987, when he was elected President and Chief Executive Officer.

Leland Tollett
Mr. Tollett, 72, was elected to the Board in 2001 and is a member of the Nominating and Corporate Governance Committee. He currently serves as the interim President and Chief Executive Officer of Tyson Foods, Inc. From 2001 to 2008 he was a private investor and a consultant to Tyson Foods, Inc. Mr. Tollett served as Chairman of the Board and Chief Executive Officer of Tyson Foods, Inc. from 1995 to 1998. A Tyson Foods employee since 1959, he also served as President and Chief Executive Officer from 1991 to 1995. He first became a board member of Tyson Foods, Inc. in 1984 and served in that capacity until February 1, 2008.

John A. White
Dr. White, 69, was elected to the Board in 1998. He is chairman of the Audit Committee and a member of the Executive Compensation and the Nominating and Corporate Governance committees. Dr. White is Chancellor Emeritus and Distinguished Professor of the University of Arkansas. Previous to this appointment, he served as Chancellor of the University of Arkansas, a position he held for 11 years, beginning July 1, 1997. A graduate of the University of Arkansas (BSIE), Virginia Tech (MSIE) and The Ohio State University (PhD), he also holds honorary doctorates from the Katholieke Universitiet of Leuven in Belgium and from George Washington University. Dr. White is a member of the National Academy of Engineering. He also serves on the Board and the Audit committees of Logility, Inc. and Motorola, Inc.

EXECUTIVE OFFICERS OF THE COMPANY

Paul R. Bergant joined the Company in 1978 as General Counsel and currently serves as Executive Vice President, Chief Marketing Officer and President of our Intermodal business segment. Prior to joining the Company, he worked for the Kansas Corporation Commission as Assistant General Counsel and in a private law practice in Chicago, Illinois.

David N. Chelette joined the Company in 1993 as a Finance Manager and currently serves as Vice President and Treasurer and Assistant Secretary. Prior to joining the Company, he was Cash Manager for Brinker International, Inc. Mr. Chelette is a Certified Public Accountant.

Donald G. Cope joined the Company in 1991 as Vice President of Finance and Corporate Controller and currently serves as Senior Vice President, Controller and Chief Accounting Officer. Prior to joining the Company, he worked in the finance departments of various transportation companies, including Schneider National and Crete Carrier as Vice President of Finance. Mr. Cope is a Certified Public Accountant.

Craig Harper joined the Company in 1992 as Vice President of Marketing and currently serves as Executive Vice President and Chief Operations Officer. Prior to joining the Company, he worked for Rineco Chemical Industries as its Chief Executive Officer.

Terrence D. Matthews joined the Company in 1986 as a National Accounts Manager and currently serves as Executive Vice President of Sales and Marketing for our Truck and Intermodal business segments. Prior to joining the Company, he worked as a National Accounts Manager for North American Van Lines.

David G. Mee joined the Company in 1992 as Vice President, Tax and currently serves as Senior Vice President, Tax and Risk Management and Corporate Secretary. Prior to joining the Company, he was a Senior Tax Manager for KPMG LLP. Mr. Mee is a Certified Public Accountant.

Kay J. Palmer joined the Company in 1988 as a Program Analyst of Finance and currently serves as Executive Vice President and Chief Information Officer. Prior to joining the Company, she worked at EDS as a Systems Engineer Manager.

Bob D. Ralston joined the Company in 1978 as a Night Shift Shop Foreman and currently serves as Executive Vice President of Equipment and Properties. Prior to joining the Company, he worked as the Sales Manager for Ozark Kenworth.

John N. Roberts III joined the Company in 1989 as a Management Trainee and currently serves as Executive Vice President and President of the Dedicated Contract Services business segment.

Shelley Simpson joined the Company in 1994 as a Management Trainee and currently serves as Senior Vice President and President of the Integrated Capacity Solutions business segment.

Jerry W. Walton joined the Company in 1991 as Executive Vice President of Finance and currently serves as Executive Vice President of Finance and Administration and Chief Financial Officer. Prior to joining the Company, he was the Managing Partner of the Little Rock office of KPMG LLP. Mr. Walton is a Certified Public Accountant.

DIRECTOR COMPENSATION

The Company pays only nonemployee directors for their services as directors. Directors who are also officers or employees of the Company are not eligible to receive any of the compensation described below.

In calendar year 2008, compensation for nonemployee directors, serving on the Board, was as follows:

•	an annual retainer of $115,000 paid in Company stock, cash or any combination thereof
•	an annual retainer of $12,000, paid in cash, to the Audit Committee Chairman
•	an annual retainer of $8,000, paid in cash, to the Executive Compensation Committee Chairman
•	an annual retainer of $4,000, paid in cash, to the Nominating and Corporate Governance Committee Chairman
•	$4,500 for each Board meeting attended
•	$2,000 for each Audit Committee meeting attended
•	$1,500 for each Executive Compensation Committee meeting attended
•	$1,500 for each Nominating and Corporate Governance Committee meeting attended
•	reimbursement of expenses to attend Board and Committee meetings

Nonemployee Board of Director Compensation Paid in Calendar Year 2008

Board Member	Fees Paid in Cash ($)	Fees Paid in Stock ($)	Restricted Share or Stock Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($) (1)	Total ($)
Sharilyn S. Gasaway (2)	–	–	–	–	–	–	–
Gary C. George	27,000	115,000	–	–	–	–	142,000
Bryan Hunt	133,000	–	–	–	–	–	133,000
Coleman H. Peterson	35,000	115,000	–	–	–	–	150,000
James L. Robo	41,000	115,000	–	–	–	10,653	166,653
Leland Tollett	37,000	115,000	–	–	–	–	152,000
John A. White	47,000	115,000	–	–	–	1,109	163,109

(1)	Reimbursement of expenses to attend Board and Committee meetings
(2)	Mrs. Gasaway was elected to the Board at its regularly scheduled meeting on February 5, 2009

Each nonemployee member of the Board had the choice of receiving his or her annual retainer of $115,000 in Company stock, cash or any combination thereof. Those directors choosing to receive their retainer in Company stock received 3,130 shares based on the $36.74 closing market price on July 17, 2008.

To more closely align their interests with those of the stockholders, each Board member is required to own three times their estimated annual compensation in Company stock within five years of their initial stockholder election to the Board. All Board members are in compliance with this requirement.

Nonemployee members of the Board did not participate in either a pension plan or deferred compensation plan in calendar year 2008.

Until her retirement on May 1, 2008, Johnelle Hunt, an employee and director of the Company, received a salary of $36,154 for her services as the Company’s Corporate Secretary. The Company also remitted payment of $10,000 on her behalf for professional fees and provided a Company match of $1,038 to her 401(k) account.

Security Ownership of Management

The following table sets forth the beneficial ownership of the Company’s common stock as of February 20, 2009, by each of its current directors (including all nominees for director), the Named Executive Officers (the “NEOs”) and all other executive officers and directors as a group. Unless otherwise indicated in the footnotes below, “beneficially owned” means the sole power to vote or direct the voting of a security and the sole power to dispose or direct the disposition of a security.

Owner	Number of Shares Beneficially Owned Directly (1)	Number of Shares Beneficially Owned Indirectly (2)		Percent of Class (3)(%)
Paul R. Bergant	235,773	0		*
Sharilyn S. Gasaway	1,775	275		*
Wayne Garrison	5,057,820	12,000		4.01
Gary C. George	27,282	353,310	(4)	*
Craig Harper	100,000	0		*
Bryan Hunt	72,300	0		*
Coleman H. Peterson	13,437	0		*
James L. Robo	31,259	0		*
Kirk Thompson	150,000	0		*
Leland Tollett	47,961	0		*
Jerry W. Walton	305,636	0		*
John A. White	38,620	0		*

All executive officers and Directors as a group (20 persons)	6,739,309	405,594		5.34

*Less than 1 percent

(1)	Includes shares owned by the director or executive officer that are (a) held in a 401(k) or deferred compensation account, (b) held as trustee of family trusts in which the trustee has no beneficial ownership, (c) options that are currently exercisable, and (d) options that will become exercisable within 60 days from February 20, 2009. Also includes pledged shares as shown below:

Craig Harper	40,000
Bryan Hunt	47,877
Kirk Thompson	148,240
(2)	Indirect beneficial ownership includes shares owned by the director or executive officer (a) as beneficiary or trustee of a personal trust, (b) by a spouse or as trustee or beneficiary of a spouse’s trust, or (c) in a spouse’s retirement account.
(3)	Calculated on the basis of 126,091,815 shares of common stock outstanding of the Company on February 20, 2009.
(4)	The reporting person disclaims beneficial ownership of these shares, which are held in limited partnerships. This report shall not be deemed an admission that the reporting person is the beneficial owner of such securities for the purposes of Section 16 or for any other purposes.

CORPORATE GOVERNANCE

We believe that good corporate governance helps to ensure that the Company is managed for the long-term benefit of our stockholders. We continually review and consider our corporate governance policies and practices, the SEC’s corporate governance rules and regulations, and the corporate governance listing standards of NASDAQ, the stock exchange on which our common stock is traded.

You can access and print the Charters of our Audit Committee, Executive Compensation Committee (“Compensation Committee”) and Nominating and Corporate Governance Committee (“Corporate Governance Committee”), as well as our Corporate Governance Guidelines, Corporate Code of Ethical and Professional Standards for Directors, Officers and Employees, Whistleblower Policy, and other Company policies and procedures required by applicable law, regulation or NASDAQ corporate governance listing standards on the “Corporate Governance” page of the “Investors” section of our website at www.jbhunt.com. Additionally, you can request copies of any of these documents by writing to our Corporate Secretary at the following address:

J.B. Hunt Transport Services, Inc.

615 J.B. Hunt Corporate Drive

Lowell, Arkansas 72745

Attention: Corporate Secretary

Director Independence

The Board is composed of a majority of directors who satisfy the criteria for independence under the NASDAQ corporate governance listing standards. In determining independence, each year the Board affirmatively determines, among other items, whether the directors have no material relationship with the Company or any of its subsidiaries pursuant to the NASDAQ corporate listing standards. When assessing the “materiality” of a director’s relationship with the Company, if any, the Board considers all relevant facts and circumstances, not merely from the director’s standpoint, but from that of the persons or organizations with which the director has an affiliation and the frequency or regularity of the services, whether the services are being carried out at arm’s length in the ordinary course of business, and whether the services are being provided substantially on the same terms to the Company as those prevailing at the time from unrelated parties for comparable transactions. Material relationships can include commercial, banking, industrial, consulting, legal, accounting, charitable and familial relationships. The Board also considers any other relationship that could interfere with the exercise of independence or judgment in carrying out the duties of a director.

Applying these independence standards, the Board has determined that Sharilyn S. Gasaway, Gary C. George, Coleman H. Peterson, James L. Robo, Leland Tollett, and John A. White are all independent directors. After due consideration, the Board has determined that none of these nonemployee directors has a material relationship with the Company or any of its subsidiaries (either directly or indirectly as a partner, stockholder or officer of any organization that has a relationship with the Company or any of its subsidiaries) and that they all meet the criteria for independence under the NASDAQ corporate governance listing standards.

Director Recommendations By Stockholders

In addition to recommendations from Board members, management or professional search firms, the Corporate Governance Committee will consider director candidates properly submitted by stockholders who individually or as a group have beneficially owned at least 2% of the outstanding shares of the Company’s common stock for at least one year from the date the recommendation is submitted. Stockholders must submit director candidate recommendations in writing by Certified Mail to the Company’s Corporate Secretary not less than 120 days prior to the first anniversary of the date of the Proxy Statement relating to the Company’s previous annual meeting. Accordingly, for the 2010 Annual Meeting of Stockholders, director candidates must be submitted to the Company’s Corporate Secretary by November 20, 2009. Director candidates submitted by stockholders must contain at least the following information:

•	the name and address of the recommending stockholder,
•	the number of shares of the Company’s common stock beneficially owned by the recommending stockholder and the dates such shares were purchased,
•	the name, age, business address and residence of the candidate,
•	the principal occupation or employment of the candidate for the past five years,
•

a description of the candidate’s qualifications to serve as a director, including financial expertise and why the candidate does or does not qualify as “independent” under the NASDAQ corporate governance listing standards,

•	the number of shares of the Company’s common stock beneficially owned by the candidate, if any, and,
•

a description of the arrangements or understandings between the recommending stockholder and the candidate, if any, or any other person pursuant to which the recommending stockholder is making the recommendation.

In addition, the recommending stockholder and the candidate must submit, with the recommendation, a signed statement agreeing and acknowledging that:

•

the candidate consents to being a director candidate and, if nominated and elected, he or she will serve as a director representing all of the Company’s stockholders in accordance with applicable laws and the Company’s Articles of Incorporation and Bylaws,

•

the candidate, if elected, will comply with the Company’s Corporate Governance Guidelines and any other applicable rule, regulation, policy or standard of conduct applicable to the Board and its individual members,

•

the recommending stockholder will maintain beneficial ownership of at least 2% of the Company’s issued and outstanding common stock through the date of the annual meeting for which the candidate is being recommended for nomination and that, upon the candidate’s nomination and election to the Board, the recommending stockholder intends to maintain such ownership throughout the candidate’s term as director, and,

•

the recommending stockholder and the candidate will promptly provide any additional information requested by the Corporate Governance Committee and/or the Board to assist in the consideration of the candidate, including a completed and signed Questionnaire for Directors and Officers on the Company’s standard form and an interview with the Corporate Governance Committee or its representative.

For a complete list of the information that must be included in director recommendations submitted by stockholders, please see the “Policy Regarding Director Recommendations by Stockholders” on the “Corporate Governance” page of the “Investors” section of our website at www.jbhunt.com. The Corporate Governance Committee will consider all director candidates submitted through its established processes and will evaluate each of them, including incumbents, based on the same criteria. However, the Corporate Governance Committee may prefer incumbent directors and director candidates whom they know personally or who have relevant industry experience and in-depth knowledge of the Company’s business and operations.

The policies and procedures as set forth above are intended to provide flexible guidelines for the effective functioning of the Company’s director nomination process. The Board intends to review these policies and procedures periodically and anticipates that modifications may be necessary from time to time as the Company’s needs and circumstances change.

Board Composition and Director Qualifications

The Corporate Governance Committee periodically assesses the appropriate size and composition of the Board and whether any vacancies on the Board are expected. In the event that vacancies are anticipated or otherwise arise, the Corporate Governance Committee will review and assess potential director candidates. The Corporate Governance Committee utilizes various methods for identifying and evaluating candidates for director. Candidates may come to the attention of the Corporate Governance Committee through recommendations of Board members, management, stockholders or professional search firms. Generally, director candidates should, at a minimum:

•	possess relevant business and financial expertise and experience, including a basic understanding of fundamental financial statements,
•	have exemplary character and integrity and be willing to work constructively with others,
•	have sufficient time to devote to Board meetings and consultation on Board matters, and
•	be free from conflicts of interest that violate applicable law or interfere with director performance.

In addition, the Corporate Governance Committee seeks director candidates who possess the following qualities and skills:

•	the capacity and desire to represent the interest of the Company’s stockholders as a whole,
•	occupational experience and perspective that, together with other directors, enhances the quality of the Board,
•	leadership experience and sound business judgment,
•	accomplishments in their respective field, with superior credentials and recognition,
•	knowledge of the critical aspects of the Company’s business and operations, and
•	the ability to contribute to the mix of skills, core competencies and qualifications of the Board through expertise in one or more of the following areas:
•	accounting and finance
•	mergers and acquisitions
•	investment management
•	law
•	academia
•	strategic planning
•	investor relations
•	executive leadership development
•	executive compensation
•	service as a senior officer of, or a trusted adviser to senior management of, a publicly held company.

The director qualifications set forth above are general in nature and may be modified by the Board or the Corporate Governance Committee from time to time as the Board or the Corporate Governance Committee deems appropriate.

Communications With The Board

Stockholders and other interested parties may communicate with the Board, Board Committees, the independent or nonmanagement directors, each as a group and individual directors by submitting their communications in writing to the attention of the Company’s Corporate Secretary. All communications must identify the recipient, author, state whether the author is a stockholder of the Company and be forwarded to the following address via Certified Mail:

J.B. Hunt Transport Services, Inc.

615 J.B. Hunt Corporate Drive

Lowell, Arkansas 72745

Attention: Corporate Secretary

The directors of the Company, including the nonmanagement directors, have instructed the Corporate Secretary not to forward to the intended recipient any communications that are reasonably determined in good faith by the Corporate Secretary to relate to improper or irrelevant topics or are substantially incomplete.

Board Meetings

The Board held five meetings during the 2008 calendar year. All directors attended at least 75% of the Board meetings and committee meetings on which each served during 2008. All directors attended the 2008 Annual Meeting of Stockholders. The Company has adopted a Director Attendance Policy to stress the importance of attendance, director preparedness, and active and effective participation at Board and Board Committee meetings.

Additionally, the independent directors held executive sessions after each Board meeting of, which John A. White served as lead director.

Board Committees

Standing committees of the Board include the Audit, Executive Compensation, and Nominating and Corporate Governance committees. Committee members are elected annually by the Board and serve until their successors are elected and qualified or until their earlier death, retirement, resignation or removal.

The following table discloses the Board members who served on each of the Board’s committees during calendar year 2008 and the number of meetings held by each Committee.

	Audit	Compensation	Corporate Governance
Gary C. George		X	X
Coleman H. Peterson		Chair	X
James L. Robo	X		Chair
Leland Tollett	X		X
John A. White	Chair	X	X
Number of Meetings	8	5	2

On February 5, 2009, the Corporate Governance Committee recommended, and the Board approved, the following committee assignments for the 2009 calendar year.

	Audit	Compensation	Corporate Governance
Sharilyn S. Gasaway	X		X
Gary C. George		X	X
Coleman H. Peterson		Chair	X
James L. Robo	X		Chair
Leland Tollett			X
John A. White	Chair	X	X

AUDIT COMMITTEE

Under the terms of its charter, the Audit Committee represents and assists the Board in fulfilling its oversight responsibility relating to the integrity of the Company’s financial statements and the financial reporting process, the systems of internal accounting and financial controls, the internal audit function, the annual independent audit of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the independent auditor’s qualifications and independence, the performance of the Company’s internal audit function and the performance of its independent auditors.

In fulfilling its duties, the Audit Committee, among other things, shall:

•	appoint, terminate, retain, compensate and oversee the work of the independent registered public accounting firm,
•	preapprove all services provided by the independent registered public accounting firm,
•	oversee the performance of the Company’s internal audit function,
•	review the qualifications, performance and independence of the independent registered public accounting firm,
•	review external and internal audit reports and management’s responses thereto,
•	monitor the integrity of the financial reporting process, system of internal accounting controls, and financial statements and reports of the Company,
•	oversee the Company’s compliance with legal and regulatory requirements,
•

review the Company’s annual and quarterly financial statements, including disclosures made in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” set forth in periodic reports filed with the SEC,

•	discuss with management earnings news releases,
•	meet with management, the internal auditors, the independent auditors and the Board,
•	provide the Board with information and materials as it deems necessary to make the Board aware of significant financial accounting and internal control matters of the Company, and
•	otherwise comply with its responsibilities and duties as set forth in the Company’s Audit Committee Charter.

The Board has determined that all three members of the Audit Committee satisfy the independence and other requirements for audit committee membership of the NASDAQ corporate governance listing standards and SEC requirements. The Board has also determined that Messrs. Robo, White and Tollett have the attributes of an audit committee financial expert as defined by the SEC. The Board determined that these members acquired such attributes through their experience in preparing, auditing, analyzing or evaluating financial statements, or actively supervising one or more persons engaged in such activities and their experience of overseeing or assessing the performance of companies and public accountants with respect to preparation, auditing or evaluation of financial statements. In 2008, the Audit Committee met eight times. All members attended at least 75% of the Audit Committee meetings. For additional information concerning the Audit Committee, see “Report of the Audit Committee” set forth below. For 2009, Mrs. Gasaway will replace Mr. Tollett as an Audit Committee member and the Board has determined that she has the attributes of a financial expert as defined by the SEC.

EXECUTIVE COMPENSATION COMMITTEE

The Executive Compensation Committee (the “Compensation Committee”) shall:

•	determine and approve base salary compensation of the Company’s senior executive officers,
•

determine and approve annual equity-based awards for the Company’s “insiders” as defined in Section 16 of the Securities Exchange Act of 1934, with the exception of the Chairman of the Board and the Chief Executive Officer,

•	evaluate and recommend to the independent Board for their approval base salary and annual equity-based awards for the Chairman of the Board and the Chief Executive Officer,
•	review and approve the annual performance goals and objectives of the Company’s senior executive officers, including the Chief Executive Officer,
•	establish and certify the achievement of performance goals,
•	oversee the Company’s incentive compensation and other equity-based compensation plans,
•	assess the adequacy and competitiveness of the Company’s executive and director compensation programs,
•

review and discuss with management the Compensation Discussion and Analysis (“CD&A”) and recommend whether such analysis should be included in the Company’s Annual Report on Form 10-K or the Proxy Statement filed with the SEC,

•	produce an annual report on executive compensation for inclusion in the Company’s Proxy Statement,
•

review and approve any employment agreements, severance agreements or arrangements, retirement arrangements, change in control agreements/provisions, and any special or supplemental benefits for each officer of the Company,

•	approve, disapprove, modify or amend any non-equity compensation plans designed and intended to provide compensation primarily for officers,
•	make recommendations to the Board regarding adoption of equity-based compensation plans,
•	administer, modify or amend equity-based compensation plans, and
•	otherwise comply with its responsibilities and duties as set forth in the Company’s Compensation Committee Charter.

None of the individuals serving on the Compensation Committee has ever been an officer or employee of the Company. The Board has determined that all three members of the Compensation Committee satisfy the independence requirements of the NASDAQ corporate governance listing standards. All members of the Compensation Committee qualify as “nonemployee directors” for purposes of SEC requirements, and as “outside directors” for purposes of Section 162(m) of the Internal Revenue Code, as amended (the “Code”).

The Compensation Committee met five times in 2008. All members attended at least 75% of the Compensation Committee meetings.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

The Nominating and Corporate Governance Committee (the “Corporate Governance Committee”) shall:

•	annually review the Company’s Corporate Governance Guidelines,
•	assist the Board in identifying, screening and recruiting qualified individuals to become Board members,
•	propose nominations for Board membership and committee membership,
•	assess the composition of the Board and its committees,
•	oversee the performance of the Board and committees thereof,
•	oversee the receipt, investigation, resolution and retention of all complaints submitted under the Company’s Whistleblower Policy, and
•	otherwise comply with its responsibilities and duties as set forth in the Company’s Corporate Governance Committee Charter.

The Board has determined that all members of the Corporate Governance Committee satisfy the independence requirements of the NASDAQ corporate governance listing standards. The Corporate Governance Committee met twice during calendar year 2008. All members attended both Corporate Governance Committee meetings.

Code of Business Conduct and Ethics

The Board has adopted a Corporate Code of Ethical and Professional Standards for Directors, Officers and Employees that applies to all of the Company’s directors, officers and employees. The purpose and role of this Code is to focus our directors, officers and employees on areas of ethical risk, provide guidance to help them recognize and deal with ethical issues, provide mechanisms to report unethical or unlawful conduct, and help enhance and formalize our culture of integrity, honesty and accountability. As required by applicable law, the Company will post on the “Corporate Governance” page of the “Investors” section of its website at www.jbhunt.com any amendments or waivers of any provision of this Code made for the benefit of executive officers or directors of the Company.

Corporate Governance Guidelines

The Board has adopted Corporate Governance Guidelines to assist it in exercising its responsibilities to the Company and its stockholders. The guidelines address, among other items, director responsibilities, Board Committees and nonemployee director compensation.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires each director, officer and any individual beneficially owning more than 10% of the Company’s common stock to file with the SEC reports of security ownership and reports on subsequent changes in ownership. These reports are generally due within two business days of the transaction giving rise to the reporting obligation.

To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, all Section 16(a) filings were timely made by such reporting persons.

Certain Relationships and Related Transactions

The Corporate Governance Committee is charged with the responsibility of reviewing and preapproving all related-party transactions (as defined in SEC regulations) and periodically reassessing any related-party transaction entered into by the Company in accordance with the Company’s Corporate Code of Ethical and Professional Standards for Directors, Officers and Employees.

Johnelle Hunt is the mother of director Bryan Hunt and widow of founder J.B. Hunt. Bryan Hunt is the son of J.B. and Johnelle Hunt. There are no other family relationships among the foregoing directors. As an employee of the Company, Johnelle Hunt received a salary of $36,154 for her services in 2008 as the Company’s Corporate Secretary until her retirement May 1, 2008. The Company also remitted payment of $10,000 on her behalf for professional fees and provided a Company match of $1,038 to her 401(k) account in 2008.

A son-in-law of Mr. Thompson, President and Chief Executive Officer of the Company, was employed by the Company in calendar year 2008 and received in 2008 compensation of $150,374. He was also employed in calendar year 2000, prior to becoming Mr. Thompson’s son-in-law.

In December 2008, the Company made a gift of $250,000 to Northwest Arkansas Community College. The gift is payable in equal increments over a 10-year period beginning in calendar year 2009. Mr. Coleman H. Peterson currently serves as Chairman of the Board of Trustees of this organization. Mr. Peterson did not solicit the contribution on behalf of the organization, nor was he instrumental in the Company’s decision to support the local junior college.

On October 13, 2005, the Company announced a gift of $10 million to the University of Arkansas to facilitate the construction of the new J.B. Hunt Transport Services, Inc. Center for Academic Excellence. Mrs. Hunt served as Treasurer for the University of Arkansas’ Campaign for the 21st Century, and Dr. John A. White served as Chancellor of the University of Arkansas. Neither of the aforementioned Board members was instrumental in securing the contribution, nor did either participate in the voting processes related to this transaction.

The contribution represents an investment by our Company in a growing institution, located only 10 miles from our headquarters, in the pursuit of excellence that has not only provided training and skills for many of our current employees, but also allows us to participate in the education of the next generation of J.B. Hunt Transport Services team members. The J.B. Hunt Transport Services, Inc. Center for Academic Excellence will serve as a focal point and enabling infrastructure for information technology, supply-chain management, computational science and engineering, and technology-enabled education, research and outreach on the University campus to prepare students for the diverse, innovative, collaborative, team-oriented environment prevalent in today’s workspace. The close proximity of the University to our Company is invaluable as we jointly identify transportation and technology issues that require the brightest and best minds to ensure that the American supply chain remains the model for the world.

Compensation Committee Interlocks and Insider Participation

During the 2008 calendar year, none of the Company’s executive officers served on the Board of Directors or Compensation Committees of any entity whose directors or officers served on the Company’s Board or Compensation Committee. No current or past executive officers or employees of the Company served on the Compensation Committee.

PRINCIPAL STOCKHOLDERS OF THE COMPANY

The following table sets forth all persons known to be the beneficial owner of more than 5% of the Company’s common stock as of December 31, 2008. Unless otherwise indicated in the footnotes below, “beneficially owned” means the sole power to vote or direct the voting of a security and the sole power to dispose or direct the disposition of a security.

Name and Address	Number of Shares	Percent of Class
Johnelle D. Hunt	31,612,025	25.07%
3333 Pinnacle Hills Parkway
Rogers, AR 72756

Information relating to the above stockholder is based on the stockholder’s Form 4, filed with the SEC on December 31, 2008.

REPORT OF THE EXECUTIVE COMPENSATION COMMITTEE

The Executive Compensation Committee (the “Compensation Committee”) is composed of Coleman H. Peterson, Chairman, Gary C. George and John A. White, none of whom is an officer or employee of the Company and all of whom have been determined by the Board of the Company (the “Board”) to be independent. Additionally, all members of the Compensation Committee qualify as “nonemployee directors” for purposes of Rule 16b-3 of the Exchange Act, and as “outside directors” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). Messrs. Peterson, George and White served as members of the Compensation Committee during the entire 2008 calendar year.

The Compensation Committee operates under a written charter adopted by the Board, a copy of which is available on the “Corporate Governance” page of the “Investors” section of the Company’s website at www.jbhunt.com. In carrying out its responsibilities, the Compensation Committee, among other things:

•	determines and recommends to the independent board members, for their approval, the annual salaries and bonuses of the Chairman of the Board and the Chief Executive Officer,
•	reviews and approves annual corporate goals and objectives of the Chairman of the Board and the Chief Executive Officer and other Section 16 reporting officers,
•

recommends for approval to the independent board members equity-based compensation awards under the Company’s Management Incentive Plan (the “MIP”), as amended and restated for the Chairman of the Board and the Chief Executive Officer,

•	reviews and approves equity-based compensation awards under the Company’s MIP, as amended and restated for the Section 16 reporting officers,
•	establishes and certifies the achievement of performance goals under the Company’s Bonus Plan,
•	reviews and approves compensation recommendations for the Company’s directors,
•	reviews other Company executive compensation programs, and
•	reviews and approves the Compensation Committee letter to the stockholders and the CD&A report included in the Proxy.

The Chairman of the Board and the Chief Executive Officer provide recommendations to the Compensation Committee regarding the form and amount of compensation paid to executive officers who report directly to them. Additionally, the Chairman of the Board and the Chief Financial Officer regularly attend Compensation Committee meetings, except for executive sessions. Traditionally, management has provided to the Compensation Committee historical and prospective breakdowns of primary compensation components for each executive officer, as well as tally sheets, wealth accumulation analyses and internal pay equity analyses as described in more detail below.

In 2008, the Compensation Committee engaged Hewitt & Associates (“Hewitt”) to review the Company’s executive compensation policies and practices. Hewitt was also directed to determine a comparable peer group for executive compensation purposes and to report and recommend changes in compensation levels for the NEOs to bring them into the 75th percentile of total direct compensation of the peer group. Hewitt is retained by, and reports to, the Compensation Committee in order to provide compensation analyses and consultation at the request of the Compensation Committee and was chosen in 2008, after a formal search process. Hewitt provides no other services to the Company.

The Compensation Committee met five times in 2008 to discuss, among other items, the salaries, bonuses and other compensation of the senior executive officers and other key employees of the Company, including the Chairman of the Board and the Chief Executive Officer. The Compensation Committee did not act by unanimous consent at any time in 2008.

Historically, the Compensation Committee meets each February to finalize discussion regarding the Company’s performance goals for the previous and current year with respect to performance-based compensation to be paid to executive officers and to approve its letter for the Proxy Statement. These goals are approved within 90 days of the beginning of the year pursuant to the Code. During the fourth quarter of each year, the Compensation Committee generally discusses any new compensation issues, the base compensation, bonus and MIP award analyses, and the engagement of the compensation consultant for annual executive and director compensation surveys. The Compensation Committee also meets during the fourth quarter to:

•	review and discuss information provided by the compensation consultant and the recommendations made by the Chairman of the Board and the Chief Executive Officer,
•	review the performance of the Company and the individual officers,
•	review the extent to which the Company’s performance goals were attained and approve short-term cash bonus and long-term incentive awards, and
•	determine executives’ base salaries for the following year.

Management also advises the full Board, including the Compensation Committee members, throughout the year of any new issues and developments regarding executive compensation.

The Company’s MIP was originally adopted and approved by the Board on March 17, 1989, and subsequently approved by the stockholders on May 11, 1995. The MIP has been amended since the time of its adoption, and all amendments requiring approval of the stockholders have been approved.

The Compensation Committee has reviewed and discussed the following Compensation Discussion and Analysis (the “CD&A”) with management and based upon such review and discussions, the Compensation Committee recommended to the Board that the CD&A be included in the Company’s Proxy Statement.

J.B. Hunt Transport Services, Inc.

2008 Executive Compensation Committee

Coleman H. Peterson, Chairman

Gary C. George

John A. White

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Philosophy and Principles

The Compensation Committee acknowledges that the transportation industry is highly competitive and that experienced professionals have career mobility. The Company believes that it competes for executive talent with a large number of companies, some of which are privately owned and others of which have significantly larger market capitalization than the Company. Retention of key talent remains critical to our success. The Company’s need to focus on retention is compounded by its size and geographic location. As a consequence, the Company’s compensation program is structured to attract, retain and develop, over the long term, executive talent with the ability to succeed in a broad span of responsibilities over complex business units on a relatively individualized basis. The Compensation Committee believes that the ability to attract, retain and provide appropriate incentives for professional personnel, including the senior executive officers and other key employees of the Company, is essential to maintaining the Company’s leading competitive position, thereby providing for the long-term success of the Company. The Compensation Committee’s goal is to maintain compensation programs that are competitive with the transportation industry. Each year, the Compensation Committee reviews the executive compensation program with respect to the external competitiveness and linkage between executive compensation and the creation of stockholder value and determines what changes, if any, are appropriate.

The overall compensation philosophy of the Compensation Committee and management is guided by the following principles:

•

Compensation levels should be sufficiently competitive to attract and retain key talent. The Company aims to attract, motivate and retain high-performance talent to achieve and maintain a leading position in its industry. Our total compensation package should be strongly competitive with other transportation companies.

•

Compensation should relate directly to performance and responsibility. Total compensation should be tied to and vary with performance and responsibility, both at the Company and individual level, in achieving financial, operational and strategic objectives. Differentiated pay for high performers should be proportional to their contributions to the Company’s success.

•

Short-term incentive compensation should constitute a significant portion of total executive compensation. A large portion of total compensation should be tied to performance, and therefore at risk, as position and responsibility increase. Individuals with greater roles and the ability to directly impact strategic direction and long-term results should bear a greater proportion of the risk.

•

Long-term incentive compensation, the Company’s MIP, should be closely aligned with stockholders’ interests. Awards of long-term compensation encourage executive officers to focus on the Company’s long-range growth and development and incent them to manage from the perspective of owners with a meaningful stake in the Company, as well as to focus on long-term career orientation. Participants in the MIP are required to own Company stock. The requirements are discussed in this CD&A under the caption “Stock Ownership Guidelines.”

The Company’s executive compensation program is designed to reward the achievement of initiatives regarding growth, productivity and people, including:

•

setting, implementing and communicating strategies, goals and objectives to ensure that the Company grows revenue and earnings at rates that are competitive with or greater than our peers and that create value for our stockholders,

•	motivating and exhibiting leadership that aligns the interest of our employees with that of our stockholders,
•	developing a grasp of the competitive environment and taking steps to position the Company for growth and as a competitive force in the industry,
•	constantly renewing the Company’s business model and seeking strategic opportunities that benefit the Company and its stockholders, and
•	implementing a discipline of compliance and focusing on the highest standards of professional conduct.

PROCESS OF SETTING COMPENSATION

Benchmarking Against A Peer Group

The Compensation Committee engaged Hewitt to perform a competitive market assessment for the NEOs to evaluate base salary, target annual incentives, target total cash compensation, long-term incentives and total direct compensation.

The assessment selected a peer group, as noted below, of 13 transportation and logistics companies in the national marketplace. These companies represent both business competition and the most relevant labor market for our executives.

Arkansas Best Corporation	CH Robinson Worldwide Inc.	Con-Way, Inc.
Expeditors Int’l of Washington, Inc.	Hub Group, Inc.	Kansas City Southern
Landstar System, Inc.	Old Dominion Freight Line, Inc.	Pacer International, Inc.
Ryder System, Inc.	UTI Worldwide, Inc.	Werner Enterprises, Inc.
YRC Worldwide, Inc.

The Compensation Committee utilized a different peer group of 13 companies for the Executive Chairman/Non-CEO position for Wayne Garrison. These companies are similar to the Company in size, revenue or market capitalization, and have a comparable chairman role.

Aecom Technology Corporation	Albemarle Corporation	AmeriCredit Corporation
Aon Corporation	Autodesk, Inc.	Benchmark Electronics, Inc.
Bearingpoint, Inc.	Bon Ton Stores, Inc.	Great Atlantic and Pacific Tea
Mercury General Corporation	Mueller Industries	Patterson Companies, Inc.
Universal Forest Products, Inc.

The Compensation Committee decided that the appropriate comparative total compensation target should be at the 75th percentile of the respective peer group.

Compensation Analysis Tools

In addition to the competitive compensation survey information for each officer that was compiled, the Compensation Committee also reviewed compensation tally sheets, wealth accumulation analyses and internal pay equity analyses. The Compensation Committee began reviewing tally sheets in 2005. The Compensation Committee anticipates that these aids will be developed and enhanced continually to provide the Compensation Committee with the most relevant information and analyses practicable.

Our objective for total executive compensation is to provide compensation in the 75th percentile of the respective peer group. We arrived at this conclusion because of our size and performance compared with the peer group. We believe that a sizeable portion of overall compensation should be at risk and tied to stockholder value. Our bonuses are tied to earnings per share (“EPS”). As EPS increases, so do executive bonuses. Long-term incentives are used as tools to reward executives for current and future performance, to encourage an executive to remain with the Company and to align the executive’s interests with those of our stockholders. As part of our long-term incentive strategy, executives are expected to maintain stock ownership values as a multiple of their base salary.

Wealth Accumulation Analysis

This analysis included prior long-term incentive awards (options and restricted share units), prior and future vesting schedules and overall value of stock owned plus the value of unvested options and restricted share units.

Our Company has a 401(k) plan that assists participants in providing for retirement. The Company contributes approximately $6,000 to each NEO’s account per year based on the NEO’s voluntary contribution amount. The equity buildup in unvested equity-based awards and stock owned currently is critical to each executive’s ability to adequately provide for his or her retirement. As previously mentioned and explained in detail later, we have a Company stock ownership policy for our executives, but we do not have a “hold until retirement” restriction. We do not believe that such a restriction is prudent for the employee or necessary to protect our Company.

Tally Sheets

Compensation tally sheets for each of the NEOs were prepared and reviewed by the Compensation Committee in 2008. These tally sheets detail dollar amounts for components of the NEO’s total compensation, including current salary and estimated cash bonus, both current and outstanding equity-based awards, change in control severance payments, personal benefits, if any, and other perquisites.

Long-Term Compensation Analyses and Policies

With respect to long-term, equity-based awards, the Company maintains the MIP. Restricted share units and stock options of the Company are granted under the MIP in an effort to link future compensation to the long-term financial success of the Company. These equity-based awards are granted to executive officers, including the NEOs, and other key employees (approximately 250 individuals) and are intended to attract and retain employees who contribute to the Company’s success, to provide incentives to enhance job performance, and to enable those persons to participate in the long-term success and growth of the Company through an equity interest in the Company.

In December 2005, the Compensation Committee began granting time-vested restricted share units in lieu of stock options under the MIP. The Compensation Committee believes that restricted share units are currently more effective than stock options in achieving the Company’s compensation objectives, as these grants are subject to less market volatility and are less dilutive to stockholders. Employees realize immediate value as restricted share units vest, with such value increasing as the Company’s stock performance increases. Cash dividends are not paid and there are no voting rights on unvested restricted share units.

The Company does not have a formal policy, but has an established practice described below, with respect to the granting of any form of equity compensation. The Company does not have a policy or practice of either timing equity-based compensation grants to current or new executive officers, or timing the release of material, nonpublic information to affect the value of executive compensation. Recommendations for all Section 16 filers, except for the Chairman of the Board and the Chief Executive Officer, are presented to the Compensation Committee by the Chief Executive Officer. The Chairman of the Board recommends to the Compensation Committee the award for the Chief Executive Officer. The Compensation Committee approves or adjusts the award using the above tools for all Section 16 filers, except for the Chairman of the Board and the Chief Executive Officer. The awards for the Chairman of the Board and Chief Executive Officer are recommended by the Compensation Committee and submitted for final approval to the Company’s independent board members. This process occurs in late October or early November of each year to coincide with our third-quarter Board meeting. We consider this our annual award date. The Compensation Committee does not expect to delegate approval authority to grant awards to management or any subcommittee at this time or in the near future. The grant date is typically set by the Compensation Committee. Historically, annual awards of equity compensation have been granted to all awardees, including the NEOs, in October. In 2008, grants were made October 30, the date of the third-quarter Board meeting. Grants have been made in months other than the annual award date on a very limited basis and did not involve grants to executive officers or an isolated group. For stock options granted prior to October 2005, the Compensation Committee typically granted stock options in the fourth quarter of the fiscal year. Limited exceptions to this grant-date practice have included, for example, the hiring of a key employee or the promotion of an employee to an executive office.

The Compensation Committee anticipates that it will continue to adhere to these general grant dates for the foreseeable future for administrative ease and consistency. Awards are made in the fourth quarter because the Compensation Committee has a good view as to financial and individual performance for the current year and has available current competitive market data.

Pursuant to the provision of the MIP, all stock options are granted with an exercise price equal to 100% of the fair market value of the Company’s common stock on the grant date. Stock options are exercisable over five to 10 years from the grant date. The exercise price of stock options may be satisfied with payment of cash or previously owned Company stock, or through a cashless simultaneous exercise and sale. In response to emerging changes in the area of accounting for equity-based compensation and to position ourselves competitively with our peers, beginning in 2005, the Compensation Committee began granting restricted share units in lieu of stock options under the MIP. The Compensation Committee anticipates granting restricted share units in lieu of stock options for the foreseeable future, but in the event stock options are granted, such stock options will be granted under the terms discussed above. Similar to stock options, the total number of restricted share units that may be awarded to an individual is within the discretion of the Compensation Committee but also limited by the MIP and is generally based on the Company’s performance and the individual’s current level of compensation, individual performance, potential for promotion and marketability outside the Company. The number of restricted share units or stock options previously granted to an individual may be, but is not always, a consideration in determining the amount of awards granted to that individual in the future. Generally, restricted share units vest over three to 10 years.

As stated above, the Company does not have a policy or practice of timing the grant of equity-based awards and the release of material nonpublic information in a manner that would affect compensation for new or current executive officers, nor has it deliberately or knowingly done so. In the event that material nonpublic information becomes known to the Compensation Committee, the Company or its employees at a time when such information could affect or otherwise impact the imminent grant of equity-based compensation, management and the Compensation Committee will take the existence of such information under advisement and determine whether to delay the grant of such equity-based compensation to a later date in order to avoid the appearance of any impropriety.

Deductibility of Compensation and Other Regulatory Considerations

The Code places a limit of $1,000,000 on the amount of compensation the Company may deduct for federal income tax purposes in any one year with respect to the Company’s Chief Executive Officer and the next three most highly compensated officers (the “Covered Employees”). There is an exception to this $1,000,000 limitation for performance-based compensation that meets certain requirements. In reviewing the effectiveness of the Company’s compensation program, the Compensation Committee considers the anticipated tax treatment to the Company and to its executives of various payments and benefits. Additionally, the deductibility of certain compensation payments depends upon the timing of an executive’s vesting or exercise of previously granted awards, as well as interpretations and changes in the tax laws and other factors beyond the Compensation Committee’s control. For these and other reasons, including the need to maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals, the Compensation Committee will not necessarily, nor in all circumstances, limit executive compensation to that which is deductible under the Code. The Company has not adopted a policy requiring all compensation to be deductible.

The Compensation Committee will consider various alternatives to preserving the deductibility of compensation payments and benefits to the extent reasonably practicable and to the extent consistent with its other compensation objectives. Base salary, bonuses or the vesting of restricted share units do not qualify as performance-based compensation under the Code. In 2008, $584,000 paid to the Chairman of the Board was not deductible by the Company.

Derivative Trading

It is the Company’s policy that officers and directors not engage in any put or call transactions on Company stock. Such transactions create a significant enticement for abusive trading and, in many instances, give the unwelcome appearance of the officer or director betting against the Company. There is no Company policy that would prohibit the Company’s executive officers from entering into a forward-sale or forward-purchase contract.

Stock Ownership Guidelines

To motivate the Company’s officers and senior management to emulate its stockholders, the Company expects its management to own Company stock at levels described in the table shown below.

Stock ownership is defined as stock owned:

•	directly, and/or
•	through the Company’s 401(k) Employee Retirement Plan.

Position	Ownership Multiple of Base Salary
Chief Executive Officer	6 times
Executive Vice Presidents	3.50 times
Senior Vice Presidents and Vice Presidents of Operations	2.75 times
Vice Presidents, Regional Operations Managers, and Directors of Operations	2 times

The Compensation Committee has determined that as of the annual award date, October 30, 2008, all the Company’s officers and members of senior management covered by these guidelines have met their ownership goals.

Stock Retention Policy

Other than indicated above, the Company does not have any other stock retention policy.

Recovery of Awards

The Company does not have a policy requiring replacement of awards or payments as a result of an officer’s illegal transactions or restatements. The Company became a public company in 1983. Since that time, it has had no illegal actions by its officers.

Summary

The Company intends to continue its practice of compensating its executives through programs that emphasize performance. To that end, executive compensation is tied directly to the performance of the Company and is structured to ensure that, due to the nature of the business and the degree of competitiveness for executive talent, there is an appropriate balance between short-term and long-term compensation, base salary and incentive compensation, and cash and noncash compensation, all of which are determined and measured by competitive compensation data; financial, operational and strategic goals; long-term and short-term performance of the Company, compared with its peer group; and individual contributions.

For 2008, the target total direct compensation of the NEOs generally fell between 38% and 86% of the 75th percentile of total compensation paid to executives holding equivalent positions in their peer group companies. The Compensation Committee believes that payments and awards were consistent with the Company’s financial performance, size and the individual performance of each of the NEOs, and also believes that total compensation was reasonable. The Compensation Committee also believes that changes made in total compensation, as discussed below, were necessary to move each NEO closer to the 75th percentile of the peer group for his or her respective position.

2008 COMPENSATION

Elements of Compensation

The Company’s primary compensation components are summarized below. Generally, the Company’s compensation program consists of annual base salary, a short-term cash incentive award, and an annual long-term, equity-based award. Primary benefits for executives include participation in the Company’s 401(k) plan, health, dental and vision plans, and various insurance plans, including disability and life insurance, all of which are available to all employees on a nondiscriminatory basis. The Company provides limited perquisites to executive officers and other key employees as described in more detail on page 25 under the section titled “Other Perquisites.”

Total direct compensation for executive officers, including the NEOs, consists of one or more of the following components:

•	base salary,
•	annual performance-based incentive cash bonus awards,

•	long-term incentive/equity-based compensation,
•	health and welfare benefits,
•	other benefits.

The Compensation Committee, with recommendations from management, works to create what it believes is the best mix of these components in delivering total direct compensation. In determining annual compensation, the Compensation Committee reviews all elements of compensation separately and in the aggregate. These compensation components are comparable to those of the Company’s competitors and peer group.

In its review of executive compensation, and, in particular, in determining the amount and form of incentive awards discussed below, the Compensation Committee generally considers several factors. Among these factors are:

•	market information with respect to cash and long-term compensation for its peer group,
•	amounts paid to the executive officer in prior years as salary,
•	annual bonus and other compensation,
•	the officer’s responsibilities and performance during the fiscal year, and
•	the Company’s overall performance during prior fiscal years and its future objectives and challenges.

At transportation companies, generally the largest elements of compensation are paid in the form of annual short-term incentives and long-term compensation. Compensation mix and industry profitability vary as the industry faces many risk factors, such as the economy and fuel prices.

As a result, cash usually, but not always, comprises a much greater percentage of the total compensation package than long-term, equity-based compensation. In 2008, our executive officers, including NEOs, received approximately 27% to 51% of their total compensation in cash. Cash compensation for our NEOs varies as the EPS of the Company changes, due to the nature of our bonus plan described below. Grants of stock options or restricted share units are made annually. Stock options and restricted share units are based on each employee’s level of responsibility and are generally computed as a multiple of base salary.

It has been the policy of the Company to put a significant portion of the executive’s compensation at risk. This is accomplished by our cash bonus plan, which is directly tied to EPS. Equity-based awards from the MIP may also vary in vesting from three to 10 years. These awards are subject to forfeiture if the employee leaves the Company. The Committee and management believe that the proportion of compensation at risk should rise as the employee’s level of responsibility increases.

The Compensation Committee has retained Hewitt as its compensation consultant. Hewitt reports directly to the Compensation Committee and has no other engagements with the Company. In 2008, Hewitt prepared a study providing information and an independent analysis of the executive compensation program and practices. The results of the study included observations about the Company’s target 2008 executive compensation.

In general:

•	base salaries range from 57% to 120% of the 75th percentile of the respective peer group
•	target cash bonuses range from 12% to 35% of the 75th percentile of the respective peer group
•	the lump-sum value of the long-term incentive awards ranges from 39% to 120% of the 75th percentile of the respective peer group
•	total direct compensation for executive officers ranges from 38% to 86% of the 75th percentile of the respective peer group

The Compensation Committee does not rely solely on predetermined formulas or a limited set of criteria when it evaluates the individual performances of the NEOs. The Compensation Committee considers actual results against deliverables and also bases its compensation decisions for the NEOs on:

•	leadership,
•	the execution of business plans,
•	strategic results,
•	operating results,
•	growth in EPS,
•	size and complexity of the business,
•	experience,
•	strengthening of competitive position,
•	analysis of competitive compensation practices, and
•	assessment of the Company’s performance.

Where possible, the above criteria were compared with the peer group selected as well as the Chief Executive Officer’s input for his direct reports and the Chairman of the Board’s input for the Chief Executive Officer.

Base Salary

The Compensation Committee believes that competitive levels of cash compensation, together with equity-based and other incentive programs, are necessary for motivating and retaining the Company’s executives. Salaries provide executives with a base level of monthly income and help achieve the objectives outlined above by attracting and retaining strong talent. Base salaries are evaluated annually for all executive officers, including the Chairman of the Board and the Chief Executive Officer. Generally, base salaries are not directly related to specific measures of corporate performance, but are determined by the relevance of experience, the scope and complexity of the position, current job responsibilities, retention and relative salaries of the peer group members. The Compensation Committee may elect not to increase an executive officer’s annual salary, and has so elected in prior years. However, if warranted, the Compensation Committee may increase base salary where an executive officer takes on added responsibilities or is promoted.

For 2008, the Compensation Committee reviewed and approved the salaries of all Section 16 reporting persons. The Compensation Committee presented to the independent, nonemployee board members, for their approval, salary recommendations for Messrs. Garrison and Thompson, the Company’s Chairman of the Board and Chief Executive Officer, respectively. The Compensation Committee and/or independent, nonemployee board members established the following base salaries for the NEOs effective October 31, 2008.

Kirk Thompson	$ 695,000
Jerry W. Walton	388,700
Wayne Garrison	530,000
Paul R. Bergant	345,000
Craig Harper	360,000

Annual Bonus Award

As previously mentioned, the Company has had a bonus plan in place for several years that is tied to EPS. The Compensation Committee establishes a matrix of EPS results with bonus payout levels at its fall meeting when management presents its budget for the following year. These forecasted earnings results are based on customer freight trends, strategies for growth and controlling costs, and corporate strategies to maximize stockholder return. Once presented to the Board, the EPS budget and bonus plan matrix remain fixed, though management continually reforecasts expectations based on actual results and changing facts and assumptions. Changes in uncontrollable factors such as general economic conditions, railroad or port authority service issues or rapidly fluctuating fuel costs, can have a significant impact on the Company’s actual EPS. Therefore, as the Company performs against the original budget, the executive’s bonus performs against the pre-established matrix.

The bonus plan is based on annual EPS; however, quarterly EPS targets are established. If a quarterly EPS target is met by the Company, the executive is eligible to receive a “progress payment” equal to 12.5% of his or her projected annual bonus payout. The annual bonus earned is reduced by the progress payments received during the year. We consider a single quarterly progress payment, computed at 12.5% of the executive’s lowest possible annual bonus amount, to be the threshold bonus amounts described below.

For 2008, the established matrix consisted of EPS ranging from $1.50 to $2.25 translating to bonus payout percentages ranging from 15% to 220% of an executive’s base salary. The Compensation Committee established a target bonus percentage of 30% of an executive’s salary had the Company reported EPS of $1.58. The actual payout percentage was 20% of an executive’s base salary as of March 1, 2008, because EPS was reported below target.

Long-Term, Equity-Based Award

Each executive is eligible to receive a long-term incentive award of restricted share units. Restricted share units are intended to help achieve the objectives of the compensation program, including the retention of high-performing and experienced talent, a career orientation and strong alignment with stockholders’ interests. The restricted share units are awarded and settled from shares reserved for issuance under the MIP. The Compensation Committee approves or adjusts the award based on the above criteria for all Section 16 filers who are employees of the Company. The awards for the Company’s Chairman of the Board and Chief Executive Officer are presented for final approval to the Company’s independent board members. The Compensation Committee believes that restricted share units must be sufficient in size to provide a strong, long-term performance and retention incentive for executives and to increase their vested interest in the Company. Restricted share units have been awarded for the past four years because they are less dilutive to shares outstanding and to profits. Restricted share units vest from three to 10 years.

In administering the MIP and awarding long-term incentive awards, we are sensitive to the potential for dilution of future EPS. The MIP is a broad-based equity compensation program. We focus the program on employees who will have the greatest impact on strategic direction and long-term results of the Company by virtue of their senior roles and responsibilities. A total of 760,625 restricted share units were granted in 2008. Of that number, approximately 46% of the units granted were issued to the executive officer group. Approximately 31% of the total share units were granted to the NEOs. As described above, MIP participants who hold the title of director and above have an ownership requirement in Company stock.

For 2008, the Compensation Committee and/or nonemployee independent directors approved the following restricted stock unit grants to the NEOs:

Kirk Thompson	104,000
Jerry W. Walton	22,000
Wayne Garrison	66,000
Paul R. Bergant	23,000
Craig Harper	24,000

All the awards shown above vest 20% annually, beginning July 15, 2009. These grants of restricted share units were used as the compensation component to move the NEOs to the 75th percentile of total direct compensation of their peer group, after consideration of the above base salary and target annual bonus amounts. The Compensation Committee acknowledged that the separate components of total direct compensation were not always in the 75th percentile of their respective peer groups, as determined earlier, but it felt that its mix of current and long-term compensation is more appropriate to align the NEOs’ compensation with the stockholders’ interests in both the near and longer term.

Deferred Compensation

The Company administers a Deferred Compensation Plan for certain of its officers. The employee participant may elect on an annual basis to defer part of his or her salary and/or bonus. This plan assists key employees in planning for retirement. The Company contributes nothing to the plan.

Health and Welfare Benefits

The Company provides benefits such as medical, vision, life insurance, long-term disability coverage, and 401(k) plan opportunities to all eligible employees, including the NEOs. The Company provides up to $750,000 in life insurance coverage and up to $10,000 per month in long-term disability coverage. The value of these benefits is not required to be included in the Summary Compensation Table since they are available to all employees on a nondiscriminatory basis. The Company matches employee contributions to the 401(k) plan. The Company provides no postretirement medical or supplemental retirement benefits to its employees.

The Company also provides vacation, sick leave and other paid holidays to employees, including the NEOs, that are comparable to those provided at other transportation companies. The Company’s commitment to provide employee benefits is due to our recognition that the health and well-being of our employees contributes directly to a productive and successful work life that produces better results for the Company and for its employees.

Personal Benefits

The Company provides certain perquisites to management employees, including the NEOs, as summarized below.

Company Aircraft

The Company actively participates in shared ownership of aircraft services with NetJets. With the approval of the Chairman of the Board or the Chief Executive Officer, the NEOs and other management employees use Company aircraft services for business purposes. Personal use of the Company aircraft services is provided to executive officers on a very limited basis and to other management employees in the event of emergency or other urgent situations.

Company Vehicles

The Company does not provide company-owned cars to executives.

Other Perquisites

The Company provides executive officers a taxable allowance of up to $10,000 a year for financial counseling services, which may include legal, financial, estate and/or tax planning and tax return preparation. This benefit is based on actual cost to the Company. The Company also provides country club memberships to certain of its executive officers. These memberships are valued based on the actual costs of the membership, including dues, regardless of whether use was personal or business. The Company believes the clubs provide a quiet venue for negotiations and entertainment of clients, bankers, investment bankers, stockholders, etc.

Severance Agreements

The Company does not have employment contracts or personal severance agreements with any of its executives. However, according to the terms of the previously mentioned MIP, all outstanding options and restricted share units would immediately vest upon a “change in control.”

Generally, a “change in control” per the MIP would be deemed to occur when more than 30% of the outstanding shares of common stock of the Company change ownership in a transaction that is a merger, reorganization or consolidation or when more than 50% of the outstanding shares change ownership in a transaction that is not a merger, reorganization or consolidation.

SUMMARY COMPENSATION

The following table summarizes the total compensation earned by or paid to the Chief Executive Officer, Chief Financial Officer and the three most highly compensated executive officers of the Company who served in such capacities as of December 31, 2008, for services rendered to the Company. These five officers are referred to as the NEOs in this Proxy Statement.

Name and Principal and Position	Year	Salary ($) (1)	Restricted Share Units ($) (2)	Stock Option Awards ($) (2)	Non-Equity Incentive Plan Compensation (1)	Change in Value for Deferred Compensation ($)	All Other Compensation ($)	Total ($)
Kirk Thompson President and CEO	2008	656,923	800,621	272,494	93,438	0	15,072	1,838,548
	2007	633,077	222,749	296,545	17,325	0	12,629	1,182,325
	2006	605,769	96,139	330,135	270,000	0	11,652	1,313,695

Jerry W. Walton EVP, Finance & Administration and CFO	2008	383,877	474,198	101,939	55,056	0	12,311	1,027,381
	2007	373,692	194,056	131,473	10,230	0	24,053	733,504
	2006	358,269	57,737	160,971	159,750	0	11,467	748,194

Wayne Garrison Chairman of the Board	2008	517,308	1,703,575	34,194	74,031	0	74,312	2,403,420
	2007	502,308	477,508	61,923	13,750	0	53,105	1,108,594
	2006	500,000	87,201	137,933	225,000	0	13,530	963,664

Paul R. Bergant	2008	340,769	393,864	107,683	48,875	0	16,138	907,329
EVP, CMO	2007	331,538	154,829	137,303	9,075	0	31,459	664,204
and President of Intermodal	2006	317,884	53,673	166,253	141,750	0	13,549	693,109

Craig Harper	2008	354,404	253,511	136,184	51,031	0	6,480	801,610
EVP, Operations and COO	2007	346,538	115,461	150,938	9,488	0	6,750	629,175
	2006	311,365	52,929	168,883	137,250	0	4,233	674,660

(1)	Non-equity incentive plan compensation (paid as a bonus) and salary amounts shown above are reported as gross earnings. Totals may include amounts transferred into the deferred compensation plan and into the Company’s 401(k) plan. All non-equity awards are reported in the year in which they are earned.
(2)	Amounts reflect totals expensed in the Company’s financial statements in 2008 under SFAS 123R. See Note 5 of the Company’s annual report as reported on Form 10-K for assumptions used in the valuation.

Components of All Other Compensation for Calendar Year 2008

Name	Year	Perquisites and Other Personal Benefits ($)	Company Contributions to 401(k) Plan ($)	Total ($)
Kirk Thompson	2008	8,101	6,971	15,072
Jerry W. Walton	2008	10,206	2,105	12,311
Wayne Garrison	2008	68,322	5,990	74,312
Paul R. Bergant	2008	9,888	6,250	16,138
Craig Harper	2008	0	6,480	6,480

Components of Perquisites for Calendar Year 2008

Name	Year	Personal Use of Company Plane ($) (1)	Legal and Accounting Fees ($)	Club Dues and Security ($)	Total Perquisites and Other Personal Benefits ($)
Kirk Thompson	2008	0	4,700	3,401	8,101
Jerry W. Walton	2008	0	2,750	7,456	10,206
Wayne Garrison	2008	60,197	8,125	0	68,322
Paul R. Bergant	2008	0	2,315	7,573	9,888
Craig Harper	2008	0	0	0	0

(1)	The value of personal aircraft usage reported above is based on the Company’s actual invoiced amount from NetJets for the variable costs incurred on each trip. Since the Company’s aircraft is used primarily for business travel, this methodology excludes fixed costs that do not change based on usage, such as depreciation and management fees. On certain occasions, an executive’s spouse or other family member may accompany the executive on a flight when such person is invited to attend the event for appropriate business purposes. No additional direct operating cost is incurred in such situations under the foregoing methodology; however, the value of personal use of Company aircraft is imputed as income to the NEO. Messrs. Thompson and Bergant had such imputed income in 2008. This value is calculated pursuant to Internal Revenue Service guidelines using Standard Industry Fare Level rates, which are determined by the U.S. Department of Transportation.

Grants of Plan-Based Awards

The following table reflects estimated possible payouts under equity and non-equity incentive plans to the NEOs during 2008. The Company’s equity-based and non-equity incentive-based awards are granted to the NEOs based upon pre-established performance goals set annually by the Compensation Committee with a performance period equal to the calendar year for which the performance goals are set.

The MIP is an annual plan consisting of equity-based awards only. The number of shares awarded are measured based on the executive’s level of responsibility and other matters described on page 24 under “Long-Term, Equity-Based Award.” Dividends are not paid on awards of restricted share units.

NEOs are eligible to earn cash bonuses under the non-equity incentive award plan based on the Company’s EPS for the calendar year. Please refer to page 24 of the Proxy Statement under “Annual Bonus Award” for further detail.

								Stock Awards:	Option Awards:	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($) (4)
		Estimated Possible Payouts Under Non-Equity Incentive Awards (1)			Estimated Possible Payouts Under Equity Incentive Plan Awards (2)			Number of Shares of Stock or Units (#) (3)	Number of Securities Underlying Options (#)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($) (1)	Threshold (#)	Target (#)	Maximum (#)
Kirk Thompson	10/30/08	12,188	195,000	1,430,000	N/A	N/A	N/A	104,000	–	–	26.78

Jerry W. Walton	10/30/08	7,181	114,900	842,600	N/A	N/A	N/A	22,000	–	–	26.78

Wayne Garrison	10/30/08	9,656	154,500	1,133,000	N/A	N/A	N/A	66,000	–	–	26.78

Paul R. Bergant	10/30/08	6,375	102,000	748,000	N/A	N/A	N/A	23,000	–	–	26.78

Craig Harper	10/30/08	6,656	106,500	781,000	N/A	N/A	N/A	24,000	–	–	26.78

(1)	This column reflects the maximum non-equity incentive award each NEO was eligible to receive for 2008 under the percentage assigned to each NEO for the cash bonus pool. The actual awards earned are reported in the Summary Compensation Table shown on page 26 of this Proxy Statement.
(2)	The Company has no equity incentive plan awards.
(3)	This column reflects the number of restricted share units that were granted to the NEOs in 2008. Grants were made to each of the NEOs on October 30, 2008.
(4)	The market value is a 4.08% discount from the Company’s closing stock price of $27.92 on the date of grant. The discount represents the present value of expected dividends to be paid on the Company’s common stock, using the current dividend rate and the risk-free interest rate, over the vesting period. The Company believes that this discount is appropriate to value the restricted share units as the units do not collect or accrue dividends until the awards vest and are settled with Company stock.

Outstanding Equity Awards At Calendar Year-End

The following table sets forth information concerning stock options and restricted share units held by the NEOs as of December 31, 2008.

	Option Awards					RSU Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#) (1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (2)	Market Value of Shares or Units of Stock That Have Not Vested ($) (3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market of Payout Value of Unearned Shares, Units Or Other Rights That Have Not Vested ($)
Kirk Thompson		15,200		3.37	11/5/10	35,000	919,450
		90,000		3.47	11/2/12	40,000	1,050,800
		71,120		7.08	10/24/13	63,000	1,655,010
		100,000		12.20	10/23/14	104,000	2,732,080
		100,000		20.36	10/21/15

Jerry W. Walton		10,000		7.08	10/24/10	10,000	262,700
		13,336		12.20	10/23/10	11,004	289,075
		40,000		20.36	10/21/12	17,000	446,590
						22,000	577,940

Wayne Garrison		20,000		12.20	10/23/10	20,000	525,400
						40,000	1,050,800
						60,000	1,576,200
						66,000	1,733,820

Paul R. Bergant		10,000		7.08	10/24/10	10,000	262,700
		13,336		12.20	10/23/10	9,000	236,430
		40,000		20.36	10/21/11	17,000	446,590
						23,000	604,210

Craig Harper		60,000		3.47	11/2/12	17,000	446,590
		35,560		7.08	10/24/13	20,000	525,400
		48,000		12.20	10/23/14	17,000	446,590
		48,000		20.36	10/21/15	24,000	630,480

(1)	Unvested and unexercisable options. Effective vesting dates are noted

	Shares Vesting	Vesting Date	Shares Vesting	Vesting Date
Kirk Thompson	15,200	6/1/09	20,000	6/1/09
	30,000	6/1/09	20,000	6/1/10
	30,000	6/1/10	20,000	6/1/11
	30,000	6/1/11	20,000	6/1/12
	17,776	6/1/09	20,000	6/1/13
	17,776	6/1/10	20,000	6/1/12
	17,776	6/1/11	40,000	6/1/13
	17,792	6/1/12	40,000	6/1/14
Jerry W. Walton	10,000	6/1/09	20,000	6/1/10
	13,336	6/1/09	20,000	6/1/11
Wayne Garrison	20,000	6/1/09
Paul R. Bergant	10,000	6/1/09	40,000	6/1/10
	13,336	6/1/09
Craig Harper	20,000	6/1/09	9,600	6/1/09
	20,000	6/1/10	9,600	6/1/10
	20,000	6/1/11	9,600	6/1/11
	8,888	6/1/09	9,600	6/1/12
	8,888	6/1/10	9,600	6/1/13
	8,888	6/1/11	16,000	6/1/12
	8,896	6/1/12	16,000	6/1/13
			16,000	6/1/14

(2)	Restricted share units are time-vested awards. Effective vesting dates are noted.

	Shares Vesting	Vesting Date	Shares Vesting	Vesting Date
Kirk Thompson	8,750	7/15/13	10,000	7/15/12
	8,750	7/15/14	30,000	7/15/14
	17,500	7/15/15	23,000	7/15/15
	5,000	7/15/11	20,800	7/15/09
	5,000	7/15/12	20,800	7/15/10
	5,000	7/15/13	20,800	7/15/11
	5,000	7/15/14	20,800	7/15/12
	10,000	7/15/15	20,800	7/15/13
	10,000	7/15/16
Jerry W. Walton	5,000	7/15/10	5,000	7/15/11
	5,000	7/15/11	4,400	7/15/09
	2,996	7/15/09	4,400	7/15/10
	4,004	7/15/10	4,400	7/15/11
	4,004	7/15/11	4,400	7/15/12
	7,000	7/15/09	4,400	7/15/13
	5,000	7/15/10
Wayne Garrison	5,000	7/15/10	10,000	7/15/16
	5,000	7/15/11	30,000	7/15/09
	10,000	7/15/12	30,000	7/15/10
	5,000	7/15/11	13,200	7/15/09
	5,000	7/15/12	13,200	7/15/10
	5,000	7/15/13	13,200	7/15/11
	5,000	7/15/14	13,200	7/15/12
	10,000	7/15/15	13,200	7/15/13
Paul R. Bergant	2,500	7/15/10	8,500	7/15/11
	7,500	7/15/11	4,600	7/15/09
	3,000	7/15/09	4,600	7/15/10
	3,000	7/15/10	4,600	7/15/11
	3,000	7/15/11	4,600	7/15/12
	8,500	7/15/09	4,600	7/15/13
Craig Harper	3,400	7/15/12	2,000	7/15/15
	4,250	7/15/13	9,000	7/15/14
	4,250	7/15/14	8,000	7/15/15
	5,100	7/15/15	4,800	7/15/09
	6,000	7/15/11	4,800	7/15/10
	5,000	7/15/12	4,800	7/15/11
	4,000	7/15/13	4,800	7/15/12
	3,000	7/15/14	4,800	7/15/13

(3)	Values are based on the market closing price of $26.27 on December 31, 2008.

Options Exercised and Restricted Share Units Vested

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise/Vesting ($) (1) (2)	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise/Vesting ($) (1) (2)
Kirk Thompson	15,200	465,707	0	0
	30,000	916,158
	17,776	478,683
Total	62,976	1,860,548	0	0
Jerry W. Walton	8,000	189,701	2,996	98,898
	10,000	215,128	5,000	165,050
	13,332	218,549
Total	31,332	623,378	7,996	263,948
Wayne Garrison	20,000	434,400	30,000	990,300
Total	20,000	434,400	30,000	990,300
Paul R. Bergant	8,000	239,797	3,000	99,030
	10,000	279,446
	13,332	304,298
Total	31,332	823,541	3,000	99,030
Craig Harper	4,000	106,800	0	0
	4,000	123,160
	20,000	608,800
	8,888	238,465
Total	36,888	1,077,225	0	0

(1)	Value realized on the acquired shares shown above are gross earnings. Values are earned over multiple years. Election to exercise an option in calendar year 2008 should not be interpreted to mean that all value was earned in the year the option was exercised.
Mr.	Garrison exercised and purchased 12,622 shares, which was a portion of the available vested shares.
Mr.	Harper exercised and purchased 6,280 shares, which was a portion of the available vested shares.
(2)	Values are calculated by subtracting the exercise price from the fair market value of the underlying common stock on the date of exercise or vesting.

Components of Nonqualified Deferred Compensation for Calendar Year 2008

We have a nonqualified deferred compensation plan that allows eligible employees to defer a portion of their compensation. Participants can elect to defer up to a maximum of 50% of their base salary as well as up to 85% of their bonus for the year. The compensation deferred under this plan is credited with earnings or losses of investments elected by plan participants. Each participant is fully vested in all deferred compensation and earnings; however, these amounts are subject to general creditor claims until actually distributed to the employee. A participant may elect to receive deferred amounts in one payment or, if the balance is greater than $25,000, in quarterly installments payable over a period of 3, 5, 10 or 15 years upon reaching the age of 55, having 15 years of service, or being disabled. Our total liability under this plan was $7.6 million as of December 31, 2008, and $9.7 million as of December 31, 2007. These amounts are included in other long-term liabilities in our Consolidated Balance Sheets. Participant withholdings are held by a trustee and invested as directed by participants. These investments are included in other assets in our Consolidated Balance Sheets and totaled $7.6 million as of December 31, 2008, and $9.7 million as of December 31, 2007.

Name	Executive Contributions in 2008 ($) (1)	Registrant Contributions in 2008 ($)	Aggregate Earnings in 2008 ($)	Aggregate Withdrawals and Distributions ($)	Aggregate Balance at 2008 ($)
Kirk Thompson	29,051	0	(110,699)	0	350,179
Jerry W. Walton	0	0	(162,024)	0	613,898
Wayne Garrison	0	0	0	0	0
Paul R. Bergant	75,553	0	(382,058)	45,530	1,061,636
Craig Harper	48,198	0	(162,519)	56,773	327,192

(1)	Amounts of executive contributions are included as part of the NEO’s salary in the Summary Compensation Table detailed above.

Potential Post-Employment Benefits

The Company does not have employment contracts or personal severance agreements with any of its executives. However, according to the terms of the previously mentioned MIP, all outstanding options and restricted share units would immediately vest upon a “change in control.”

Generally, a “change in control” per the MIP would be deemed to occur when more than 30% of the outstanding shares of common stock of the Company change ownership in a transaction that is a merger, reorganization or consolidation or when more than 50% of the outstanding shares change ownership in a transaction that is not a merger, reorganization or consolidation.

Potential benefits of the NEOs due to a “change in control” are shown below. The amounts represent the immediate vesting of all outstanding options and restricted share units and are valued using the closing market price of $26.27 on December 31, 2008.

Kirk Thompson	$ 12,120,213
Jerry W. Walton	2,192,243
Wayne Garrison	5,167,620
Paul R. Bergant	2,165,868
Craig Harper	5,058,496

REPORT OF THE AUDIT COMMITTEE

The Audit Committee

The Audit Committee is composed of Dr. John A. White, Chairman, James L. Robo and Leland Tollett. Messrs. White, Robo and Tollett served as members of the Audit Committee during calendar year 2008. The Company’s Board has determined that all members of the Audit Committee satisfy the independence and other requirements for audit committee membership pursuant to the NASDAQ corporate listing standards and has also made the determination that Messrs. White, Robo and Tollett each have the attributes of an audit committee financial expert as defined by the regulations of the SEC.

The Audit Committee operates under a written charter adopted by the Board. A copy of the Audit Committee Charter is available on the “Corporate Governance” page of the “Investors” section of the Company’s website at www.jbhunt.com. In carrying out its responsibilities, the Audit Committee, among other things:

•	monitors the integrity of the financial reporting process, systems of internal controls, and financial statements and reports of the Company,
•	appoints, compensates, retains and oversees the Company’s independent auditors, including reviewing the qualifications, performance and independence of the independent auditors,
•	reviews and preapproves all audit, attest and review services and permitted nonaudit services,
•	oversees the performance of the Company’s internal audit function, and
•	oversees the Company’s compliance with legal and regulatory requirements.

In 2008, the Audit Committee met eight times. The Audit Committee schedules its meetings with a view to ensure that it devotes appropriate attention to all of its responsibilities and duties. The Audit Committee’s meetings include, whenever appropriate, executive sessions with the Company’s independent auditors and the Company’s internal auditors, in each case outside the presence of the Company’s management.

In performing its oversight role, the Audit Committee reviewed the audited consolidated financial statements for the 2008 calendar year and met and held discussions with management, the Company’s internal auditors and E&Y, the Company’s independent registered public accounting firm, to discuss those financial statements and the audit related thereto. Management has represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles.

The Audit Committee discussed with the independent auditors matters required to be discussed by the Statement on Auditing Standards No. 61, as may be modified, supplemented or amended, which includes, among other items, matters related to the conduct of the audit of the Company’s consolidated financial statements. The independent auditors also provided the Audit Committee with written disclosures and the letter required by Rule 3526 of the Public Company Accounting Oversight Board, as may be modified, supplemented or amended, which relates to the auditors’ independence from the Company and its related entities, and the Audit Committee discussed with the independent auditors their independence.

Based on the Audit Committee’s discussions with management, the internal auditors and the independent auditors as described above, and upon its review of the representation of management and the independent auditors and the reports of the independent auditors, the Audit Committee recommended to the Board that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the calendar year ended December 31, 2008, as filed with the SEC.

J.B. Hunt Transport Services, Inc.

2008 Audit Committee Members

John A. White, Chairman

James L. Robo

Leland Tollett

PROPOSAL NUMBER TWO

RATIFICATION OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

The Audit Committee has selected E&Y as the Company’s independent registered public accounting firm to examine the consolidated financial statements of the Company for the 2009 calendar year. The Board seeks an indication from our stockholders of their approval or disapproval of the Audit Committee’s selection of E&Y as the Company’s independent registered public accounting firm for the 2009 calendar year.

E&Y has been our independent auditor since 2005. No relationships exist other than the usual relationships between auditor and client. Representatives of E&Y are expected to be present at the annual meeting to respond to appropriate questions and will have the opportunity to make a statement if they desire to do so. If our stockholders do not ratify the appointment of E&Y at the annual meeting, the Audit Committee will consider such event in its selection of the Company’s independent registered public accounting firm for the 2009 calendar year. Additionally, even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the 2009 calendar year if it determines that such a change would be in the best interests of the Company and its stockholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS

THAT THE STOCKHOLDERS VOTE

FOR

THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP

AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

FOR THE 2009 CALENDAR YEAR

AUDIT AND NONAUDIT FEES

The Audit Committee preapproves the audit and nonaudit services to be rendered to the Company, as well as the fees associated with such services. Generally, management will submit to the Audit Committee a detailed list of services that it recommends the Audit Committee engage the independent auditors to provide for the calendar year. The Audit Committee preapproves certain audit and nonaudit services and establishes a dollar limit on the amount of fees the Company will pay for each category of services. The Audit Committee is informed from time to time on the nonaudit services actually provided pursuant to the preapproval process. During the year, the Audit Committee periodically reviews the types of services and dollar amounts approved and adjusts such amounts, as it deems appropriate. Unless a service to be provided by the independent auditors has received general preapproval, it will require specific preapproval by the Audit Committee. The Audit Committee also periodically reviews all nonaudit services to ensure that such services do not impair the independence of the Company’s independent registered public accounting firm. The Audit Committee approved all services provided by E&Y for the 2006, 2007 and 2008 calendar years. These services included the audit of the Company’s annual financial statements, audit of the Company’s internal control over financial reporting, review of the Company’s quarterly financial statements, tax consultation services, and consents for and review of registration statements filed with the SEC. See “Report of Audit Committee” set forth earlier for a discussion of auditor independence.

The following table shows the fees billed by E&Y for audit and other services provided to the Company for the 2008, 2007 and 2006 calendar years, respectively:

	2008 ($)	2007 ($)	2006 ($)
Audit fees (1)	905,000	969,300	1,037,500
Audit-related fees	–	–	–
Tax fees (2)	22,600	–	–
All other fees	–	–	–

(1)	Audit fees consisted of the audit of the Company’s annual financial statements, including the audit of management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, the review of the Company’s quarterly reports on Form 10-Q, and consents for and review of registration statements filed with the SEC.
(2)	Tax fees consisted principally of state income tax consulting.

The Audit Committee has considered whether the nonaudit services provided by E&Y, including the services rendered in connection with income tax consultation, were compatible with maintaining E&Y’s independence and has determined that the nature and substance of the limited nonaudit services did not impair the status of E&Y as the Company’s independent registered public accounting firm. E&Y did not bill the Company for any other services during calendar year 2006, 2007 or 2008.

Policy on Audit Committee Preapproval of Audit and Permissible Nonaudit Services of Independent Auditor

The Audit Committee has the responsibility of appointing, setting compensation for and overseeing the work of the independent auditor and has established a policy to preapprove all audit and permissible nonaudit services provided by the independent auditor.

Prior to engagement of the independent auditor for next year’s audit, management will submit an aggregate of services expected to be rendered during that year for each of four categories of services to the Audit Committee for approval.

(1)	Audit services include audit work performed in the preparation of financial statements, as well as work that generally only the independent auditor can reasonably be expected to provide, including comfort letters, statutory audits, attestation services, and consultation regarding financial accounting and/or reporting standards.

(2)	Audit-related services are for assurance and related services that are traditionally performed by the independent auditor, including due diligence related to mergers and acquisitions, employee benefit plan audits, and special procedures required to meet certain regulatory requirements.

(3)	Tax services include all services performed by the independent auditor’s tax personnel except those services specifically related to the audit of the financial statements, and include fees in the areas of tax compliance, tax planning and tax advice.

(4)	Other fees are those associated with services not captured in the other categories. The Company generally doesn’t request such services from the independent auditor.

Prior to the engagement, the Audit Committee preapproves these services by category of service. The fees are budgeted and the Audit Committee requires the independent auditor and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage the independent auditor for additional services not contemplated in the original preapproval. In those instances, the Audit Committee requires specific preapproval before engaging the independent auditor.

The Audit Committee may delegate preapproval authority to one or more of its members. The members to whom such authority is delegated must report, for informational purposes only, the preapproval decisions to the Audit Committee at its next scheduled meeting.

STOCKHOLDERS WHO DO NOT EXPECT TO ATTEND THE MEETING ARE URGED

TO VOTE BY TELEPHONE, MAIL OR INTERNET

IF YOU VOTE BY TELEPHONE OR THE INTERNET,

DO NOT RETURN YOUR PROXY CARD

By Order of the Board of Directors

DAVID G. MEE

Corporate Secretary

Electronic Voting Instructions

You can vote by Internet or telephone!

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Central Time, on April 29, 2009.

Vote by Internet
• Log on to the Internet and go to www.envisionreports.com/JBHT • Follow the steps outlined on the secured website.

Vote by telephone
• Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call.
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒	• Follow the instructions provided by the recorded message.

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.   ▼

A	Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposal 2.

1.	Election of Directors:	For	Withhold		For	Withhold		For	Withhold	+
	01 - Sharilyn S. Casaway	☐	☐	02 - Coleman H. Peterson	☐	☐	03 - James L. Robo	☐	☐

		For	Against	Abstain
2.	To ratify the appointment of Ernst & Young LLP as the Company’s independent public accountants for calendar year 2009.	☐	☐	☐

3.	To transact such other business as may properly come before the meeting or any adjournments thereof.

B	Non-Voting Items

Change of Address — Please print new address below.	Comments — Please print your comments below.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/ /

<STOCK#>	010X1A

Dear Stockholder:

If voting by proxy, we encourage you to vote your shares electronically this year either by telephone or via the Internet. This will eliminate the need to return your proxy card. Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you had marked, signed and returned your proxy card. When voting your shares electronically by telephone or via the Internet, you will need your proxy card and Social Security Number (where applicable). The Computershare Vote by Telephone and Vote by Internet systems are maintained by our transfer agent, Computershare Trust Company, N.A. (“Computershare”) and can be accessed 24 hours a day, seven days a week up until the day prior to the annual meeting; votes may be cast by Internet up until 11:59 p.m. (CDT) on the day before the annual meeting.

If you do not vote via proxy card, telephone or the Internet, you may attend the Annual Meeting of Stockholders on April 30, 2009 at the offices of the corporation, 615 J.B. Hunt Corporate Drive, Lowell, Arkansas and at any adjournment thereof.

Direct Deposit of Dividends

We encourage all stockholders who receive their dividends in cash to participate in direct deposit. To enroll in this service, please mail your request along with a copy of your voided check, to Computershare at the address noted below.

Transfer Agent Contact Information

Computershare Trust Company, N.A.	Telephone Inside the USA:	(877) 498-8861
P.O. Box 43069	Telephone Outside the USA:	(781) 575-2723
Providence RI 02940-3069	TDD/TTY for Hearing Impaired:	(800) 952-9245

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

Proxy — J.B. HUNT TRANSPORT SERVICES, INC.

This Proxy is being solicited on behalf of the Board of Directors of:

J.B. HUNT TRANSPORT SERVICES, INC.

615 J. B. Hunt Corporate Drive

Lowell, Arkansas 72745

The undersigned hereby constitutes and appoints Wayne Garrison and Kirk Thompson or either of them, proxies for the undersigned, with power of substitution, to represent the undersigned and to vote all of the shares of common stock of J.B. Hunt Transport Services, Inc. (the “Company”) which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on April 30, 2009, at the offices of the Corporation, 615 J.B. Hunt Corporate Drive, Lowell, Arkansas, and at any adjournment thereof.

This proxy when properly executed will be voted in the manner directed herein by the undersigned. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR ALL PROPOSALS.

The signer hereby revokes all proxies heretofore given by the signer to vote at said meeting or any adjournments thereof.

You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations. The Proxy Committee cannot vote your shares unless you sign and return this card.

Important Notice Regarding Internet Availability of Proxy Materials for the Stockholder Meeting to be Held on April 30, 2009

The proxy materials for the Company’s Annual Meeting of Stockholders, including the 2008 Annual Report and Proxy Statement, are available over the Internet by accessing www.envisionreports.com/jbht.